                                                              EXHIBIT 10.12


================================================================================

                                 MASTER LICENSE
                                       AND
                             DISTRIBUTION AGREEMENT
                           FOR THE TERRITORY OF KOREA

                        Effective Date: October 12, 1996

                                      among

                         FRIENDLY'S INTERNATIONAL, INC.

                                   as Company

                                       and

                          HANSUNG ENTERPRISE CO., LTD.

                               as Master Licensee

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

                                TABLE OF CONTENTS

Article                                                                     Page

1. CERTAIN DEFINITIONS .....................................................  2

2.LICENSE, MASTER LICENSE AND DISTRIBUTION RIGHTS ........................... 4

     2.1    Grant of License, Master License and Distribution Rights .......  4

     2.2    Government Approval ............................................  5

     2.3    Effective Date .................................................  6

     2.4    Exclusive Relationship .........................................  6

     2.5    Term ...........................................................  6

     2.6    Representations and Warranties of Master Licensee ..............  7

     2.7    Representations and Warranties of Company ......................  7

3. DEVELOPMENT OBLIGATIONS .................................................  9

     3.1    Sales Targets and Development Schedules ........................  9

     3.2    Development Obligations in North Korea ......................... 10

     3.3    Company Shoppes and Restaurants ................................ 10

     3.4    Company Business Presence ...................................... 11

     3.5    Company Approved Licensees ..................................... 11

4. PURCHASE OF PRODUCTS .................................................... 11

     4.1    Purchase Obligations ........................................... 11

     4.2    Approved Products Suppliers .................................... 11

     4.3    Purchase Procedures ............................................ 12

     4.4    Prices and Payment ............................................. 13

     4.5    Warranty ....................................................... 13

5. MASTER LICENSEE-OWNED SHOPPES ........................................... 14

     5.1    Condition Appearance And Operation Of Shoppes .................. 14

     5.2    Shoppe Menu .................................................... 15

     5.3    Procedures For Shoppes ......................................... 15

     5.4    Compliance With Laws And Good Business Practices ............... 15

     5.5    Management And Personnel ....................................... 16

6. SERVICES AND OBLIGATIONS ................................................ 16

     6.1    Initial Services of Company .................................... 16

     6.2    Initial and Continuing Training ................................ 17

     6.3    Master Licensee Training Center ................................ 17

     6.4    Continuing Services of Company ................................. 18

     6.5    Certification Inspection of Shoppes ............................ 18

     6.6    Marketing Programs ............................................. 19

     6.7    Annual Sales Forecast and Development Plan ..................... 19

     6.8    License Marketing and Services ................................. 19

     6.9    Additions and Modifications to the Friendly's System ........... 20

     6.10   Items Used by Shoppes .......................................... 20

7. LICENSEES AND LICENSE AGREEMENTS ........................................ 20

     7.1    Licensees and License Agreements Utilized by Master Licensee ... 20

     7.2    Termination/Expiration of Licenses ............................. 21

     7.3    Enforcement, Inspection and Assistance by Master Licensee ...... 21

     7.4    License Services ............................................... 22

8. FEES AND OTHER PAYMENTS ................................................. 22

     8.1    Development Fee ................................................ 22

     8.2    Royalty Fees ................................................... 22

     8.3    Payment for Base Support Services .............................. 22

     8.4    Manner of Payment .............................................. 23

     8.5    Interest on Late Payments ...................................... 23

     8.6    Withholding Taxes .............................................. 23

     8.7    Currency and Place of Payment .................................. 23

     8.8    Payment Approvals .............................................. 23

9. SYSTEM STANDARDS/MANUALS ................................................ 25

     9.1    System Standards and Development of Territory System
              Standards Manual ............................................. 25

     9.2    Modification of the Territory System Standards Manual .......... 26

10. MARKS .................................................................. 26

     10.1   Grant License .................................................. 26

     10.2   Ownership of the Marks ......................................... 27

     10.3   Registration ................................................... 27

     10.4   Licensing of Licensees ......................................... 27

     10.5   Registration of Authorized User Instruments .................... 27

     10.6   Infringements .................................................. 28

     10.7   Use of the Marks ............................................... 28

11. INSURANCE .............................................................. 28

12. CONFIDENTIAL INFORMATION ............................................... 29

13. RELATIONSHIP OF THE PARTIES/INDEMNIFICATION ............................ 30

     13.1   Independent Contractors ........................................ 30

     13.2   Master Licensee's Indemnification of Company and the
              Marks Owner .................................................. 30

     13.3   Company's Indemnification of Master Licensee ................... 30

14. REPORTS ................................................................ 31

15. INSPECTIONS AND AUDITS ................................................. 31

16. ASSIGNMENTS ............................................................ 32

     16.1   Assignment by Company .......................................... 32

     16.2   Assignment by Master Licensee .................................. 32

     16.3   Assignment to an Affiliate ..................................... 32

17. TERMINATION ............................................................ 32

     17.1   By Company ..................................................... 32

     17.2   By Master Licensee ............................................. 33

     17.3   By Either Party ................................................ 33

     17.4   Status of Products after Termination ........................... 33


18. RIGHTS AND OBLIGATIONS UPON TERMINATION OR

     EXPIRATION ............................................................ 34

     18.1   Payment of Amounts Due to Company .............................. 34

     18.2   Change of Identification ....................................... 34


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     18.3   Discontinuance of Use of Friendly's System ..................... 35

     18.4   Covenant Not To Compete ........................................ 35

     18.5   Rights Upon Termination or Expiration .......................... 36

     18.6   Closing ........................................................ 37

     18.7   Price for Assignment of Licenses ............................... 37

     18.8   Continuing Obligations ......................................... 37

19. GENERAL PROVISIONS ..................................................... 37

     19.1   Severability ................................................... 37

     19.2   Substitution of Valid Provision ................................ 37

     19.3   Force Majeure .................................................. 38

     19.4   Cumulative Remedies ............................................ 38

     19.5   Attorneys' Fees ................................................ 38

     19.6   Governing Law .................................................. 38

     19.7   Interpretation ................................................. 38

     19.8   Informal Dispute Resolution .................................... 39

     19.9   Arbitration .................................................... 39

     19.10  Delivery of Notices and Payments ............................... 39

     19.11  Waiver ......................................................... 40

     19.12  U.S. Government Regulations .................................... 40

SCHEDULES

     1 OWNERSHIP SCHEDULE

     2 LICENSING SCHEDULE

     3 DISTRIBUTION SCHEDULE

EXHIBITS ATTACHED:

     A-1  LIST OF PROPRIETARY PRODUCTS

     A-2  LIST OF NON-PROPRIETARY PRODUCTS

     B    LIST OF MARKS

EXHIBIT TO BE ATTACHED:

     C   LICENSE AGREEMENT FORM

           MASTER LICENSE AND DISTRIBUTION AGREEMENT FOR THE TERRITORY
                                    OF KOREA

                             -----------------------

      This MASTER LICENSE AND DISTRIBUTION AGREEMENT (the "Agreement") is made and entered into as of the 12th day of October, 1996 (the "Effective Date"), by and between FRIENDLY'S INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware, U.S.A., with its office at 1855 Boston Road, Wilbraham, Massachusetts, U.S.A. 01095 ("Company"), and HANSUNG ENTERPRISE CO., LTD., a corporation organized under the laws of the Republic of Korea, with its principal office at Hansung Bldg., 88, Samsung-Dong, Kangnam-Ku, Seoul, the Republic of Korea ("Master Licensee").

                              W I T N E S S E T H:

      WHEREAS, Company has developed a system for establishing, operating and licensing distinctive, high quality ice cream shoppes ("Shoppes" and as more particularly defined below) serving the public under the name "Friendly's Great American Ice Cream" and Company licenses the operation of Shoppes internationally in accordance with such system, which is referred to as the Friendly's System (as more particularly defined below); and

      WHEREAS, Company desires to expand through the development of Shoppes operated under the Friendly's System and the Marks (as hereinafter defined) in the Territory (as hereinafter defined); and

      WHEREAS, Master Licensee recognizes the distinctiveness and value of the Friendly's System, the advantages which may be obtained by using the Friendly's System in, and, if necessary, by adapting it to, the Territory, and desires to acquire (i) a license to use and, if necessary, to adapt the Friendly's System and the Marks for the purpose of owning and operating Shoppes in the Territory and (ii) a master license to use and, if necessary, to adapt the Friendly's System and the Marks for the purpose of sub-licensing Shoppes in the Territory; and

      WHEREAS, Company has extensive experience in the manufacture and production and supply of various products (as hereinafter defined) and is willing to grant to Master Licensee the right and license to distribute and sell the Products in the Territory; and

      WHEREAS, Master Licensee desires to obtain the right and license from Company to distribute and sell the Products in the Territory; and

      WHEREAS, Master Licensee and Company are to enter into this Agreement for the Territory pursuant to which Master Licensee will pay fees as described herein; and

      NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein and other good and valuable consideration, the parties agree as follows:

                         ARTICLE 1. CERTAIN DEFINITIONS

      Unless defined below, terms used in this Agreement are defined and construed in the context in which they appear. As used in this Agreement, the following terms shall have the meanings defined in this Article 1 unless a different meaning is plainly required by the context:

      1.1 "Affiliates" shall mean and include partnerships, corporations and other legal entities that directly or indirectly control, are controlled by or are under common control with either of the parties hereto. To the extent obligations are imposed on Affiliates in this Agreement, each party hereto shall cause its Affiliates to perform such obligations as described herein.

      1.2 "Agreement Year" shall mean the twelve month period commencing on January 1 of each calendar year, except that the first Agreement Year shall commence on the Effective Date and conclude on the second December 31st following the Effective Date.

      1.3 "Base Support Services" shall mean: (a) providing operating manuals,
(b) providing standard plans and specifications for Shoppes, (c) providing initial training in the United States for Master Licensee's certified trainers, and (d) providing samples of promotional materials, media, point of purchase materials and other marketing and advertising samples used by Company in the United States.

      1.4 "Development Fee" shall mean the non-refundable development and service fee Master Licensee shall pay to Company pursuant to Paragraph 8.1 as consideration for Company's grant of the Ownership Rights, the Licensing Rights and the Distribution Rights to Master Licensee for the Territory and the services Company shall provide to Master Licensee.

      1.5 "Development Period" shall have the meaning set forth in Paragraph
3.1.

      1.6 "Development Schedules" shall have the meaning set forth in Paragraph 3.1.

      1.7 "Distribution Rights" shall have the meaning set forth in Paragraph
2.1.

      1.8 "Dollars" or "$" shall mean the legal currency of the United States.

      1.9 "Friendly's System" shall mean Shoppes established pursuant to Company's plans and specifications for construction, remodeling, decorating, equipment and layout, and operated in accordance with Company's distinctive business formats, construction plans, inspection and consultation programs, signs, equipment, layouts, methods, specifications, standards, recipes (including ice cream and other frozen dessert and related toppings recipes), menus, confidential information, trade secrets, operating procedures, training programs and materials, guidance, policy statements and related materials, designs, advertising, publicity, and marketing programs and other materials (which Company may modify from time to time).

      1.10 "Gross Sales and Revenues" shall mean, subject to Paragraph 8.2(b), all gross sales and revenues, whether for cash or credit, that Master Licensee derives from any activity authorized or right granted pursuant to this Agreement, including, without limitation, gross sales and revenues from Master Licensee's (i) operation of its own Shoppes, (ii) granting of Friendly's System sub-licenses to Licensees, and (iii) sale and distribution of Proprietary Products in connection with the Distribution Rights granted hereunder.

      1.11 "Legal Requirements" shall mean all laws, ordinances, regulations, rules, administrative orders, decrees and policies of any Territory government, governmental agency or department.

      1.12 "LIBOR" shall mean, in respect of any relevant sum or any relevant period, the rate shown on page "3750" (or any equivalent successor page thereto) on the Telerate Monitor Screen as being the rate per annum at which Dollar deposits are offered for one month at or about 11:00 a.m. (London time) on the day before the first day of such period.

      1.13 "License Agreement" shall mean each license agreement to be entered into and used by Master Licensee to grant licenses to Licensees as approved by Company pursuant to Paragraph 7.1 hereof.

      1.14 "Licensee" shall mean the party authorized by a License Agreement to operate a Shoppe.

      1.15 "Licensing Rights" shall have the meaning set forth in Paragraph 2.1.

      1.16 "Marks" shall mean the trademarks, logos, slogans and commercial symbols listed on Exhibit B attached hereto (whether any such Marks are registered or not) including "Friendly's" and "Friendly's Great American Ice Cream", as the same may be amended from time to time, and such other trademarks, logos, slogans, trade dress, and commercial symbols as Company may authorize for use from time to time to identify Shoppes and the services and products offered, sold or used therein.

      1.17 "Marks Owner" shall mean Company or its successors and assigns as owner of the Marks in the Territory.

      1.18 "Non-Proprietary Products" shall mean the approved food, beverage and other products served and sold by Shoppes, as listed on Exhibit A-2 attached hereto.

      1.19 "North Korea" shall mean the Democratic People's Republic of Korea.

      1.20 "Ownership Rights" shall have the meaning set forth in Paragraph 2.1.

      1.21 "Proprietary Products" shall mean the approved food, beverage and other products served and sold by Shoppes, as listed on Exhibit A-1 attached hereto.

      1.22 "Products" shall mean, collectively, Proprietary Products and Non-Proprietary Products.

      1.23 "Rights" shall have the meaning set forth in Paragraph 2.1.

      1.24 "Royalty Fee" shall mean the fees Master Licensee shall pay to Company pursuant to Paragraph 8.2 as consideration for the license of the Marks to Master Licensee.

      1.25 "Shoppe" shall mean a Friendly's Ice Cream Shoppe consisting of all structures, facilities, appurtenances, grounds, landscaping, signs, furniture, fixtures, equipment and entry, exit, parking and other areas, as well as, the approved food, beverage and other products served and sold by Friendly's Ice Cream Shoppes for consumer consumption and not for resale which are prepared in accordance with Friendly's standards, specifications and secret recipes.

      1.26 "South Korea" shall mean the Republic of Korea.

      1.27 "System Standards" shall mean the standards specified in writing from time to time by Company as the same may be amended, modified, supplemented or deleted from time to time.

      1.28 "Territory" shall mean (i) South Korea and (ii) subject always to Paragraph 3.2, North Korea.

      1.29 "Territory System Standards" shall mean the System Standards, as adapted to the Legal Requirements and local customs of, or appropriate to promote the commercial success of Shoppes in, the Territory by Master Licensee and approved by Company in accordance with the procedure described in Paragraph
9.1 hereof.

           ARTICLE 2. LICENSE, MASTER LICENSE AND DISTRIBUTION RIGHTS

      2.1 Grant of License, Master License and Distribution Rights. (a) Subject to all of the terms and conditions hereof, Company grants to Master Licensee, for and during the Term (as defined in Paragraph 2.5 below) of this Agreement, and within the Territory: (i) the exclusive right and license to own and operate Shoppe's ("the "Ownership Rights"); (ii) the exclusive right and master license to grant Friendly's System sub-licenses to Licensees (the "Licensing Rights"); and (iii) the exclusive right to sell and distribute Friendly's ice cream and related Products (the "Distribution Rights") (the Ownership Rights, the Licensing Rights and the Distribution Rights being hereinafter collectively referred to as the "Rights").

      (b) Master Licensee's right to exercise the Licensing Rights is subject to
(i) the establishment of the training center and Licensee support program in accordance with Paragraph 6.3 and (ii) the execution by each Licensee of a legally binding acknowledgment (in the form annexed hereto or as contained in a License Agreement) stating that, if the rights of Master Licensee under the License Agreement become vested in Company, Company is entitled to exercise all of such rights of Master Licensee (including any rights of termination) in accordance with the License Agreement and may enforce same against Licensee without the consent of or reference to Master Licensee.

      (c) The Rights herein granted are limited to the Territory and confer no rights upon Master Licensee to use or license the use of the Friendly's System or the Marks outside the Territory, or to operate or license others to operate Shoppes outside the Territory or to sell or license the sale of Products outside the Territory. Master Licensee shall use the Friendly's System only in the Territory in connection with the Ownership Rights and the Licensing Rights. Master Licensee will not, directly or indirectly: use any part of the Friendly's System outside the Territory (except for advertising outside the Territory in accordance with the terms hereof); communicate any part of the Friendly's System to any other natural or legal person except Master Licensee's employees and Licensees for use inside or outside the Territory; or seek to establish or obtain proprietary rights, registration of any of the Marks or other evidence of Friendly's System ownership anywhere in the world except as expressly authorized by Company in writing in advance. Master Licensee shall use its best efforts to cause its Affiliates and Licensees to strictly comply with the restrictions described in the foregoing sentence.

      (d) Company and Master Licensee acknowledge a mutual interest in future discussions on potential business interests in other market areas, including, without limitation, Russia and South East Asia, and upon Master Licensee's request, Company will enter into good faith discussions with Master Licensee as soon as practicable towards evaluating Master Licensee's proposal for business in such other markets.

       2.2 Government Approval. Master Licensee shall, if required pursuant to the Legal Requirements, at its cost and expense, take any and all steps to obtain Korean government approvals of this Agreement, and any material amendment hereto or modification hereof (if required or agreed to by the parties) ("Amendment") including approval from the Korean Fair Trade Commission ("FTC") and the foreign exchange bank remittance authorization. Master Licensee agrees to obtain all necessary approvals of this Agreement in its current form, and any Amendment, including but not limited to meeting personally with appropriate governmental officials and providing the FTC or other applicable governmental authority with any documents or other written evidence necessary to obtain such approvals. If the FTC or other applicable governmental authority refuses to approve this Agreement in its current form, or any Amendment in the form agreed to by the parties, then the parties hereto agree to negotiate with the FTC or other applicable governmental authority to obtain approval of this Agreement or any Amendment without substantive change. If the FTC or other applicable governmental authority does not approve this Agreement or any Amendment after such negotiation, the parties agree to negotiate with one another for a reasonable period of time, but not to exceed six (6) months, to reach an agreement that will permit such approval of this Agreement or any Amendment. If the parties hereto are unable to reach an agreement which would permit all such approvals within such time period, then this Agreement shall terminate immediately upon notice thereof from either party hereto to the other. Master Licensee shall have the right to petition or submit materials to the FTC or any other governmental authority to obtain any approval or authorization relating to this Agreement or any Amendment; provided, however, that Master Licensee shall make such petition or submission jointly with Company upon Company's request. Master Licensee agrees not to submit any information to any governmental authority in the Territory in respect of an approval or authorization without Company's prior written consent.

      2.3 Effective Date. (a) Unless otherwise specifically provided for in this Agreement, this Agreement shall be effective upon its execution by both parties hereto.

      (b) For the purpose of enforcement of any Paragraph of this Agreement which is specifically provided to be effective on execution of this Agreement, any other provisions of this Agreement relating to enforcement of the rights and obligations of the parties under such Paragraphs, or any one of them, shall be effective to enforce such Paragraph.

      2.4 Exclusive Relationship. Except as otherwise provided herein, including, without limitation, Paragraphs 3.3 and 3.5 hereof, and provided that Master Licensee is in compliance with this Agreement, Company and its Affiliates, and their direct and indirect subsidiaries shall not develop, manage or locate, or grant a license or franchise for, any Friendly's System in the Territory and shall not sell the Products to any party other than Master Licensee in the Territory or to any party that Company reasonably believes will resell the Products in the Territory; provided, however, Company and other Friendly's System licensees and franchisees having Shoppes located outside the Territory may advertise within the Territory.

      2.5 Term. (a) The initial term of this Agreement shall commence on the Effective Date and expire twenty (20) years following the Effective Date (the "Initial Term"). Upon expiration of the Initial Term, Master Licensee shall have the right to renew the Rights granted hereunder for (a) a period of ten (10) years, upon expiration of which Master Licensee shall have the right to renew the Rights for an additional ten (10) years, or (b) for a single period of twenty (20) years as may be agreed between the parties (each a "Renewal Term") subject to obtaining all required governmental approvals, if any, and the requirements of this Paragraph 2.5. The Initial Term and any Renewal Term are collectively referred to herein as the "Term".
      (b) No later than six (6) months prior to expiration of the third Development Period of the Initial Term the parties must commence good faith negotiations of the terms and conditions of a Renewal Term. Such negotiations may be held and renewal may occur only if (a) Master Licensee has substantially complied with all of the terms and conditions of this Agreement during the Initial Term including without limitation the Development Schedules, and (b) such Renewal Term is authorized under the Legal Requirements then in effect or, as applicable, at the beginning of the Renewal Term. If such negotiations are commenced, the parties shall at that time prepare suggested Development Schedules for the first Development Period of the Renewal Term.

      (c) If all of the conditions of Paragraph 2.5(b) have been met, twenty-four (24) months prior to the expiration of the Initial Term the parties shall commence discussion of the final terms and conditions of the Renewal Term including without limitation the Development Schedules to be in effect for the first Development Period of the Renewal Term. If the parties have not agreed on such terms and conditions by the date eighteen (18) months prior to the expiration of the Initial Term, this Agreement shall expire at the end of the Initial Term in accordance with its terms. Any default by Master Licensee under this Agreement occurring subsequent to the day on which the terms and conditions of renewal are agreed must be cured prior to the expiration of the Initial Term or no renewal shall occur.

      2.6 Representations and Warranties of Master Licensee. Master Licensee hereby represents and warrants to Company as follows:

      (a) Master Licensee is duly organized and validly existing under the laws of South Korea, has all necessary power and authority to enter into and perform its obligations under this Agreement and all documents executed in connection herewith, and to carry on its business and to own and lease its properties, as presently conducted, owned and leased.

      (b) There are no proceedings pending seeking to dissolve or to liquidate Master Licensee, and no action has been taken by the Board of Directors or the shareholders of Master Licensee authorizing any such proceedings.

      (c) The persons executing this Agreement and all other documents executed in connection herewith on behalf of Master Licensee have been duly authorized to perform such actions on behalf of Master Licensee. This Agreement and all other documents executed in connection herewith constitute the valid, legal and binding obligations of Master Licensee and are enforceable in accordance with their respective terms, subject to applicable bankruptcy laws and general principles of equity.

      (d) Neither the execution, delivery or performance of this Agreement or any other document executed in connection herewith, nor the consummation of the transactions contemplated therein, will violate Master Licensee's Articles of Incorporation, or constitute or create a violation of or default under, with the giving of notice, the passage of time or both, or result in the creation or imposition of any lien, security interest or encumbrance under, any contract, agreement, loan, note, mortgage, security agreement, deed to secure debt, guarantee, lease (capital or operating) or any other document or instrument, or any law, rule, regulation, ordinance, or any judicial or administrative decree, rule or order to which Master Licensee is a party or by which it or its properties is or may be bound.

      (e) There is no arbitration, litigation or administrative proceeding pending, or to the knowledge of Master Licensee, threatened, in which Master Licensee is or may be a party, or which may affect Master Licensee or its property, which would materially adversely affect the ability of Master Licensee to enter into or perform its obligations under this Agreement or any other document executed in connection herewith, or have a material adverse effect on the business, prospects or finances of Master Licensee if determined adversely to Master Licensee. Master Licensee is not the subject of any pending bankruptcy, insolvency, receivership or similar proceeding, and is not a party to, subject to, or in default in any material respect with, any writ, injunction, decree, judgment, award, determination, direction or demand of any arbitrator, court or governmental agency or instrumentality that would adversely affect the ability of Master Licensee to enter into or perform its obligations under this Agreement.

      (f) All information provided to Company regarding Master Licensee, its directors, shareholders and officers is true and correct.

      2.7 Representations and Warranties of Company. Company hereby represents and warrants to Master Licensee as follows:

      (a) Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, has all necessary power and authority to enter into and perform its obligations under this Agreement and all other documents executed in connection herewith and to carry on its business and to own and lease its properties, as presently conducted, owned and leased.

      (b) There are no proceedings pending seeking to dissolve or to liquidate Company, and no action has been taken by the Board of Directors or the shareholders of Company authorizing any such proceedings.

      (c) The persons executing this Agreement and all other documents executed in connection herewith on behalf of Company have been duly authorized to perform such actions on behalf of Company. This Agreement and all other documents executed in connection herewith constitutes the valid, legal and binding obligations of Company and, to the best knowledge of Company, are enforceable in accordance with their respective terms, subject to applicable bankruptcy laws and general principles of equity.

      (d) Neither the execution, delivery or performance of this Agreement or any document executed in connection herewith, nor the consummation of the transactions contemplated therein, will violate Company's Articles of Incorporation or By-laws, or constitute or create a violation of or default under, with the giving of notice, the passage of time or both, or result in the creation or imposition of any lien, security interest or encumbrance under, any contract, agreement, loan, note, mortgage, security agreement, deed to secure debt, guarantee, lease (capital or operating) or any other document or instrument, or any law, rule, regulation, ordinance, or any judicial or administrative decree, rule or order to which Company is a party or by which it or its properties is or may be bound.

      (e) There is no arbitration, litigation or administrative proceeding pending, or to the knowledge of Company, threatened, in which Company is or may be a party, or which may affect Company or its property, which would materially adversely affect the ability of Company to enter into or perform its obligations under this Agreement or any other document executed in connection herewith, or have a material adverse effect on the business, prospects or finances of Company if determined adversely to Company. Company is not the subject of any pending bankruptcy, insolvency, receivership or similar proceeding, and is not a party to, subject to, or in default in any material respect with, any writ, injunction, decree, judgment, award, determination, direction or demand of any arbitrator, court or governmental agency or instrumentality that would adversely affect the ability of Company to enter into or perform its obligations under this Agreement.

      (f) All information provided to Master Licensee regarding Company, its directors, officers and shareholders is true and correct.

      (g) To the best of its knowledge, Company owns all rights in and to the Marks and Friendly's System and it may grant to Master Licensee the Rights and it may do so without the approval or consent of anyone and the grant of such rights to Master Licensee does not materially violate any agreement binding upon or any obligation of Company.

      (h) To the best of Company's knowledge, the Friendly's System does not violate or infringe any patent, copyright, or other proprietary rights of any third party.

                       ARTICLE 3. DEVELOPMENT OBLIGATIONS

      3.1 Sales Targets and Development Schedules. (a) Master Licensee covenants and agrees to comply with all sales targets and development schedules referred to below (collectively referred to herein as the "Development Schedules"):

            (i) the development schedules for the operation of Shoppes owned by Master Licensee (each an "Ownership Schedule");

            (ii) the development schedules for the licensing of Shoppes by Master Licensee to Licensees (each a "License Schedule"); and

            (iii) the development schedules for the sale and distribution of Products (each a "Distribution Schedule").

The parties acknowledge the difficulty in fixing Development Schedules for the entire Initial Term. Accordingly, the Initial Term shall be divided into four successive periods of five (5) years (each a "Development Period") and the parties shall agree on Development Schedules to be in effect during each Development Period. The Ownership Schedule, License Schedule and Distribution Schedule to be in effect during the first Development Period are attached to this Agreement as Schedules 1, 2, and 3, respectively.

      (b) No later than eighteen (18) months prior to the expiration of each Development Period (except the last Development Period), the parties shall agree on the Development Schedules to be in effect during the next Development Period. If the parties cannot agree on any Development Schedule to be in effect during any Development Period, or if Master Licensee fails to comply with any Development Schedule, Company shall be entitled to take any or all of the following actions:

            (i) terminate the Ownership Rights for Shoppes not already in operation at the time of such termination, except for any such Shoppe developed after such termination which is specifically approved in writing by Company;

            (ii) terminate the Licensing Rights for Shoppes not already in operation at the time of such termination; and

            (iii) convert the Distribution Rights to non-exclusive status, and thereafter Company shall have the option to grant additional parties the right to sell and distribute Products within the Territory.

Notwithstanding the foregoing, Company shall not have the right to terminate or modify any of the Rights for Master Licensee's failure to comply with any Development Schedule during the first three years of the Initial Term, provided that Master Licensee has paid in full and when due the minimum Royalty Fees for such three years pursuant to Paragraph 18.2(a).

For the avoidance of doubt, if the parties cannot agree on the Development Schedules for any Development Period, neither party shall have the right to terminate this Agreement.

      3.2 Development Obligations in North Korea. Master Licensee shall commence sales, operations, and development in North Korea within five (5) years of the Effective Date in accordance with a development schedule to be mutually agreed by the parties hereto. If Master Licensee fails to develop the territory of North Korea within such period in accordance with such schedule, Company shall have the right to terminate all of Master Licensee's Rights with respect to North Korea.

      3.3 Company Shoppes and Restaurants. Notwithstanding the Rights granted to Master Licensee under this Agreement, Company, its Affiliates and their direct and indirect subsidiaries shall have the exclusive right, anywhere in the Territory, to own, develop, manage, lease, license or operate the Friendly's full-menu restaurant concept known as "Friendly's Restaurants" and similar to the "Friendly's Restaurants" concept operated in the United States except as modified to accommodate local tastes and customs. If Company desires to exercise any such rights, or if Company is contacted by a third party in the Territory seeking a relationship with Company in respect of such rights, Company shall first contact Master Licensee to discuss in good faith whether and the terms upon which Master Licensee may be interested in purchasing the rights to develop the "Friendly's Restaurants" business in the Territory and Master Licensee shall inform Company of its interest within forty-five (45) days of being contacted by Company; provided, however, that Company shall have no obligation to reach an agreement with Master Licensee on the exercise of Company's rights with respect to Friendly's Restaurants. In the event that Master Licensee is not involved in the "Friendly's Restaurants" business in the Territory, and so long as the Rights granted hereunder remain exclusive, Company shall ensure that the operator of each "Friendly's Restaurant" procures all of its Proprietary Products from Master Licensee. Company, its Affiliates and their direct and indirect subsidiaries shall not have the right to own, develop, manage, lease or operate Shoppes in the Territory.

                           [Intentionally Left Blank]

      3.4 Company Business Presence. If Company intends to establish a business presence in the Territory for the purpose of operating any of its businesses in the Territory, Company shall discuss with Master Licensee in good faith whether and the terms upon which Master Licensee may be interested in participating in such business presence or businesses in the Territory and Master Licensee shall inform Company of its interest within forty-five (45) days of being contacted by Company and if there is such interest Master Licensee shall thereafter engage in continuous good faith negotiations in this regard; provided, however, that Company shall have no obligation to reach an agreement with Master Licensee in this regard.

      3.5 Company Approved Licensees. Notwithstanding any Rights granted to Master Licensee under this Agreement, Company shall have the right to request Master Licensee to enter into a License Agreement with any person or entity that Company specifies in writing; provided that such proposed Licensee meets the qualifications and standards for Licensees, if any, established by Master Licensee and approved by Company prior thereto; and provided, further, that Company shall first obtain Master Licensee's prior written approval for such Company-specified Licensee, which approval shall not be unreasonably withheld, delayed or conditioned. Master Licensee, in granting any such License Agreement to a Company-specified Licensee, will not unreasonably withhold, delay or condition its consent to any variations from the terms of Master Licensee's then current form of License Agreement. Any such facilities will be credited toward satisfaction of the obligations of Master Licensee under the Licensing Schedule.

                         ARTICLE 4. PURCHASE OF PRODUCTS

      4.1 Purchase Obligations. Master Licensee agrees and undertakes to diligently and conscientiously use all reasonable efforts to promote and expand the sale of the Products in the Territory in accordance with the Distribution Schedule, including but not limited to regularly and at its own expense distributing promotional literature and carrying out market surveys.
Company agrees and undertakes to make every reasonable effort to fill the orders of Master Licensee with all reasonable dispatch.

      4.2 Approved Products and Suppliers. (a) The reputation and goodwill of Shoppes is based upon, and can be maintained only by, the sale of distinctive, high quality food products and beverages and the presentation, packaging, service and delivery of such products in an efficient and appealing manner. Company has developed Proprietary Products which are prepared by or for the Company according to its proprietary and secret recipes and formulas. Company has developed standards and specifications for Products, including, without limitation, food products, ingredients, seasonings, mixes, beverages, materials and supplies incorporated in or used in the preparation, cooking, serving, packaging and delivery of prepared food products authorized for sale at Shoppes. Company has and will periodically approve suppliers and distributors of the Products that meet Company standards and requirements, including, without limitation, standards and requirements relating to product quality, prices, consistency, reliability, financial capability, labor relations and customer relations. Master Licensee agrees that it shall, and it shall cause Licensees, in satisfaction of the Rights granted under this Agreement to:

            (1) purchase the Proprietary Products listed in Exhibit A-1 and other Proprietary Products developed by Company from time to time pursuant to secret recipes or formulas, only from Company or a third party licensed by Company to prepare and sell such Proprietary Products; and

            (2) purchase all Non-Proprietary Products listed in Exhibit A-2 that meet Company standards and specifications from suppliers Company has approved.

      (b) Master Licensee shall ensure that adequate inventory of Products are maintained by it in the Territory so as to be able at all times to meet without delay the reasonably anticipated demand for Products during the ensuing thirty
(30) day period.

      (c) Company may approve a single distributor or other supplier for any Product and may approve a distributor or other supplier only as to certain of the Products. Company may concentrate purchases with one or more distributors or suppliers to obtain lower prices and/or the best advertising support and/or services for any group of Shoppes. Approval of a distributor or other supplier may be conditioned on requirements relating to the frequency of delivery, standards of service, including prompt attention to complaints or other criteria, and concentration of purchases, as set forth above, and may be temporary, pending Company further evaluation of such distributor or other supplier.

      (d) Notwithstanding the above, Master Licensee has the right to request Company approval of alternative suppliers or distributors of Non-Proprietary Products and Company is willing to consider alternative suppliers and distributors. All costs associated with evaluating the products and/or services of the first ten (10) prospective suppliers and/or distributors proposed by Master Licensee to Company in any calendar year shall be paid by Company. Master Licensee shall pay all such costs for any additional prospective suppliers and/or distributors proposed by Master Licensee to Company in any calendar year. Master Licensee agrees to notify Company and submit to Company all information, specifications and samples, at Master Licensee's expense, that Company reasonably requests if Master Licensee proposes to purchase any Non-Proprietary Product from a distributor or other supplier who has not been previously approved by Company. Company will notify Master Licensee within a reasonable time whether Master Licensee is authorized to purchase such Non-Proprietary Product from such distributor or other supplier.

      (e) Company may, from time to time, conduct market research and testing to determine consumer trends and the marketability of new food products and services. Master Licensee agrees to cooperate and assist Company by participating in Company customer surveys and market research programs, test marketing new food products and services in any Shoppe and providing Company with timely reports and other relevant information regarding such customer surveys and market research.

      4.3 Purchase Procedures. (a) Orders for Products shall be in writing and in such form as Company notifies Master Licensee, addressed to Company as set forth in Article 19 hereof.

      (b) Within five (5) business days of receipt of an order, Company shall indicate its acceptance, in whole or part, or rejection of such order in writing to Master Licensee. The failure of Company to indicate its rejection or acceptance within the said five
(5) business days of receipt of an order shall be deemed to constitute acceptance.

      (c) Accepted orders will be shipped EXW Friendly's Factory, Wilbraham, Massachusetts, U.S.A. Delivery at such factory shall constitute delivery to Master Licensee and risk of loss shall pass at that time. Title shall not pass until payment for such Products has been made in full by Master Licensee to Company. Accepted orders shall be shipped by appropriate carriage and packing shall be adequate under normal overseas transport conditions to prevent damage or deterioration.

      (d) Master Licensee shall take all reasonable steps to ensure that the Products are properly transported, handled and stored so as to prevent any damage thereto. Upon Master Licensee's request, Company shall render reasonable assistance to Master Licensee in the transport, handling, and storage of the Products in the U.S.A. Upon receipt of appropriate supporting documentation, Master Licensee shall reimburse Company forthwith for all costs and expenses, if any, incurred by Company in connection with such assistance.

      (e) Unless required pursuant to the Legal Requirements, Master Licensee shall not alter or add to the packaging, brand names, trade names, trademarks or other markings affixed by Company to the Products without the prior written consent of Company.

      4.4 Prices and Payment. (a) The prices to be paid for Products by Master Licensee to Company shall be in accordance with Paragraph 4.3(c) and with a price list to be supplied by Company to Master Licensee. The first price list shall be submitted by Company to Master Licensee on the Effective Date, and Company shall have the right to submit a revised price list at any time and from time to time. Any price changes shall become effective thirty (30) days after Master Licensee's receipt thereof. Price changes shall not apply to Products already ordered but for which Company has not yet been paid.

      (b) Payment for Products shall be made within thirty (30) days after Master Licensee receives the relevant invoice and evidence that Company has shipped the relevant Products. The payment provisions set out in Paragraphs 8.5, 8.6, 8.7, 8.8, and 8.9 shall also apply to payments for Products. Notwithstanding any provision in this Agreement to the contrary, Company shall have the right, at any time during the Term and exercisable upon thirty (30) days prior written notice, to compel Master Licensee to make all payments for Products hereunder through an irrevocable letter of credit.

      4.5 Warranty. Company specifically and expressly warrants that the Products manufactured or sold by Company shall be safe, of good quality, and comply with descriptions, specifications and specimens of such Products. MASTER LICENSEE EXPRESSLY ACKNOWLEDGES AND AGREES THAT IT SHALL BE SOLELY RESPONSIBLE FOR DETERMINING AND ADVISING COMPANY WHETHER EACH PRODUCT COMPLIES WITH THE LEGAL REQUIREMENTS, AND IF NOT, THE ACTION TO BE TAKEN BY COMPANY TO EFFECT COMPLIANCE. ALL COSTS OF COMPLIANCE SHALL BE FOR THE ACCOUNT OF AND BE PAID BY MASTER LICENSEE. Company shall indemnify and hold harmless Master Licensee and/or any Licensee from any loss, damage, cost and expense (including without limitation, reasonable legal fees) suffered by Master Licensee and/or a Licensee as a result of any breach of the foregoing warranty.

                    ARTICLE 5. MASTER LICENSEE-OWNED SHOPPES

      5.1 Condition, Appearance And Operation Of Shoppes. Master Licensee agrees that:

            (1) none of the Shoppes it owns and operates will be used for any purpose other than the operation of a Shoppe in compliance with this Agreement;

            (2) Master Licensee will maintain the condition and appearance of its Shoppes, its equipment, furniture, furnishings, signs and the premises in accordance with Company specifications and standards as in effect from time to time and consistent with the image of a Shoppe as an efficiently operated business offering high quality food service and observing the highest standards of cleanliness and sanitation;

            (3) Master Licensee will perform all periodic maintenance with respect to the decor, equipment, furniture, furnishings and signs of each of its Shoppes and the premises that is required from time to time to maintain such condition, appearance and efficient operation, including, without limitation:

                  (a) thorough cleaning, repainting and redecorating of the
            interior and exterior of each such Shoppe at reasonable intervals;

                  (b) interior and exterior repair of each such Shoppe; and

                  (c) repair or replacement of damaged, worn out or obsolete equipment, furniture, furnishings, and signs.

            (4) Master Licensee will not make any material alterations to any of its Shoppes, or to the appearance of any of its Shoppes as originally developed, without Company prior written approval;

            (5) Company has the right to require that Master Licensee remodel, redecorate, reequip, modernize and refurnish each of its Shoppes to reflect any changes in Shoppes that Company prescribes as Company's then-current standards and specifications. Company shall inform Master Licensee immediately of such changes as well as what action Master Licensee should take to reflect such changes. Company and Master Licensee shall in good faith discuss the manner in which any remodeling, redecorating, reequiping, modernizing or refurnishing shall be implemented taking into account current market conditions. Company has the right to approve the layouts, designs, and new equipment, furniture and furnishings Master Licensee uses in any remodeling, redecorating and reequipping; and

            (6) Master Licensee will place or display at each of its Shoppes (interior and exterior) only such signs, emblems, lettering, logos and display and advertising materials that Company from time to time approves.

      5.2 Shoppe Menu. (a) Master Licensee agrees that each of its Shoppes will offer for sale all food and beverage products and services that Company from time to time requires. Company shall inform Master Licensee immediately of such changes in the Shoppe menu and Company and Master Licensee shall in good faith discuss the manner in which any such change shall be implemented taking into account current market conditions. Master Licensee agrees that each such Shoppe will sell only Products that Company has approved. No Shoppe owned by Master Licensee may offer for sale or sell at the premises of such Shoppe or any other location any unapproved products, or use the premises of such Shoppe for any purposes other than the operation of the Shoppe.

      (b) Company has the right to approve any Shoppe's offering of Products or services on a test basis, which approval Company may condition in any reasonable manner. Company will have the right to stop the test at any time after its commencement.

      5.3 Procedures For Shoppes. Master Licensee agrees that each Shoppe will conduct business in the ordinary course seven days a week (excluding holidays Company or Master Licensee specifies, if any) during business hours for like businesses in similar locations, except as Company may otherwise authorize in writing. Master Licensee acknowledges that approved Shoppe hours may vary from one location to another depending on conditions in the market where the Shoppe is located.

      5.4 Compliance With Laws And Good Business Practices (a) Master Licensee agrees to secure and maintain in force in Master Licensee's name all required licenses, permits and certificates relating to the operation of each of its Shoppes. Master Licensee further agrees to operate each Shoppe in full compliance with all applicable Legal Requirements including, without limitation, all government regulations relating to health and sanitation, insurance, and withholding and payment of national, provincial and local income taxes, and sales taxes. All of Master Licensee's advertising must be completely factual, be in good taste in Company judgment and conform to the highest standards of ethical advertising. Master Licensee agrees that in all dealings with Company, Master Licensee's customers, Licensees, suppliers and public officials, Master Licensee will adhere to the highest standards of honesty, integrity, fair dealing and ethical conduct. Master Licensee agrees to refrain from any business or advertising practice which may be injurious to Company business or to the goodwill associated with the Marks and other Shoppes.

      (b) Master Licensee agrees to notify Company, by telephone within forty-eight (48) hours, excluding hours falling on weekends or holidays, followed within five (5) days by written notification, including copies of any shop or process received of: (i) the commencement of any action, suit or proceeding relative to any Shoppe; (ii) the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality which may adversely affect the operation or financial condition of any Shoppe; and (iii) any notice of violation of any law, ordinance or regulation relating to health or safety. Master Licensee agrees that Master Licensee will not accept service of process for Company and on Company's behalf.

      5.5 Management And Personnel. Master Licensee agrees that at all times Master Licensee will, in respect of each Shoppe owned by Master Licensee, (i) employ on terms reasonably satisfactory to Company a general manager who shall have principal operational responsibility for such Shoppe and who shall have such qualifications and experience as Company shall reasonably require and who shall have completed Company's or Master Licensee's approved training program, and (ii) employ on a full-time basis a manager and an assistant manager, each of whom has completed the Company training program (collectively, the general manager, manager and assistant manager are referred to as "Friendly's Shoppe Managers"). Each Shoppe shall at all times be under the direct on-premises supervision of a Friendly's Shoppe Manager. Master Licensee agrees to hire all employees of its Shoppes and be exclusively responsible for the terms of their employment and compensation and for the proper training of Master Licensee's employees in the operation of each of its Shoppes. Master Licensee agrees to require all employees to maintain a neat and clean appearance and to conform to the standards of dress and/or uniforms that Company specifies from time to time for any Shoppe. Master Licensee agrees not to recruit or hire any of Company's employees or any employees of any Friendly's Restaurant operated by Company or by a Shoppe licensee without obtaining the Company's prior written permission or the prior written permission of the other licensee unless six months have expired since such employee's termination of employment with the Company or the licensee. Company agrees not to recruit or hire any of Master Licensee's employees or any employees of a Shoppe operated by Master Licensee or a Licensee without obtaining Master Licensee's or, as the case may be, such Licensee's prior written permission unless six months have expired since such employee's termination of employment with Master Licensee or such Licensee.

                       ARTICLE 6. SERVICES AND OBLIGATIONS

      6.1 Initial Services of Company. (a) Company shall instruct and consult with Master Licensee's personnel on adaptation of the Friendly's System to the operation of Shoppes in the Territory and the development, operation and franchising of Shoppes. In connection with such services, Company shall furnish written and other materials and various of its personnel to communicate the Friendly's System to Master Licensee. Written and other materials and instruction and consultation furnished by Company personnel will relate to: (1) preparation, packaging, sale and delivery of products authorized for sale at Shoppes; (2) development, preparation and packaging of new products Company develops for sale at Shoppes; (3) specifications, standards and operating procedures utilized by Shoppes, and any modifications thereof; (4) approved equipment, furniture, furnishing, signs, food products, operating materials and supplies; (5) development and implementation of local advertising and promotional programs, and (6) general operating and management procedures of Shoppes.

      (b) Company shall furnish such assistance in the form of Company's confidential operations manual, bulletins, written reports and recommendations, electronic mail or other written or electronic materials (all of which are hereinafter referred to as the "Operations Manual").

      (c) Instruction and consultation by Company personnel shall be provided solely in the U.S. (other than in connection with initial certification inspections of new Shoppes) through the initial training program described in Paragraph 6.2 and by telephone, facsimile transmission, telex and correspondence.

      6.2 Initial and Continuing Training. (a) Within thirty (30) days after the Effective Date, Master Licensee shall designate and notify Company in writing of at least two (2) trainees, up to a limit of seven (7) trainees, to attend an initial training program devised by Company. The first trainee Master Licensee sends to attend Company's initial training program must commence training within ninety (90) days after the Effective Date, provided that Company shall have at least thirty (30) days' prior written notice of the date Master Licensee desires its first trainee to commence training. The training program will include classroom instruction and field training and will be furnished at Company's training facility and/or at a Shoppe or a Friendly's Restaurant, and will last for such duration as Company determines to be necessary. At least two (2) of Master Licensee's trainees must complete the training program to Company's satisfaction. If Company, in its sole discretion, determines that any of such persons are unable to complete the training program satisfactorily, upon Company's request Master Licensee agrees to hire, as soon as practicable, a replacement who must complete Company's training program to Company's satisfaction. Company may also offer such refresher or supplemental training programs to Master Licensee at such places as Company designates. By giving Master Licensee at least thirty (30) days prior written notice, Company has the right to require attendance at any refresher or supplemental training program by Master Licensee or any of its designated trainees, the total number of which shall not exceed two (2) employees in any given year. No tuition charge will be made for required initial training programs. Master Licensee will be responsible for the travel, local transportation, lodging and meal expenses, and compensation of Master Licensee's trainees incurred while attending the training program and any refresher or supplemental training programs the Company offers to Master Licensee or requires Master Licensee or its designated trainees to attend. Reasonable charges may be made by the Company for training materials and the Company may require Master Licensee to purchase certain equipment to be used in such training.

      (b) The training program shall cover, among other things, the subjects described in Paragraph 6.1 hereof. Upon completion of the instruction of Master Licensee's trainees, Company shall determine, in its sole discretion, which of such trainees have successfully completed the instruction program and shall issue to Master Licensee certificates of completion for such trainees ("Certified Employees") as of that date. Master Licensee will employ at least two (2) Certified Employees throughout the Term; provided, however, that there may be less than two (2) Certified Employees for a reasonable period of time in the event that one or more of the Certified Employees terminates his employment with Master Licensee without adequate notice or is summarily terminated by Master Licensee and no Company training programs for his or their replacement are immediately available.

      6.3 Master Licensee Training Center. No later than the execution of the first License Agreement by Master Licensee, Master Licensee shall establish a training center in Seoul, South Korea and Certified Employees shall be responsible for implementing mandatory training programs for Shoppe personnel in accordance with training standards and procedures prescribed by Company from time to time. Upon the implementation of such training programs by such Certified Employee(s) to Company's satisfaction, Company shall not object to certification by a Certified Employee of Shoppe personnel who successfully complete such training programs. Master Licensee shall also implement a license services program under which Master Licensee shall be required to provide services to Licensees comparable to the initial and continuing services and training provided by Company to Master Licensee under this Agreement.

      6.4 Continuing Services of Company. To the extent relevant to the Territory, Company shall periodically furnish to Master Licensee the results of any research, development and testing programs undertaken in the U.S. (and, to the extent deemed relevant by Company, in other countries) relating to one or more of: (a) new product or service development; (b) Shoppe design, layout, fixtures, equipment, lighting and construction; (c) Shoppe image, decor, logo design and trademarks; (d) pricing strategies; (e) advertising and marketing concepts and programs; (f) Shoppe operations; (g) services to Licensees; and (h) Licensee and employee training. Company personnel shall be available for periodic consultation with personnel of Master Licensee. The parties agree that, to the extent possible, such consultation shall be by telephone, facsimile transmission, telex and correspondence. Company shall have the right, but no obligation, to conduct at any time, through employees, agents or consultants, visits to the Territory, which may include a quality assurance and operational inspection of each Shoppe in existence or under development at such time, consultation with Master Licensee on development, operations, marketing, and other matters of mutual interest, and review of the annual budget and development plan then in effect or proposed under Paragraph 6.7. Such visits shall be scheduled by Company and Master Licensee shall cooperate with Company's requested schedule. Master Licensee shall not be obligated to reimburse Company for any expenses relating to any visit to the Territory by Company's employees, agents or consultants not at the request of Master Licensee. If Master Licensee requests that Company personnel travel to the Territory, Master Licensee shall pay all travel, meal and lodging expenses of such personnel and a per diem fee established by Company from time to time.

      6.5 Certification Inspection of Shoppes. Company may, at its option, inspect each Shoppe for the purpose of certifying that it meets all Territory System Standards. Master Licensee shall provide at least sixty (60) days prior written notice to Company of the proposed opening of a Shoppe operated by Master Licensee and at least thirty (30) days prior written notice of the proposed opening of a Shoppe operated by a Licensee; provided, however, that Master Licensee shall give Company more notice if required to accommodate travel arrangements, work schedules or governmental travel authorization. Master Licensee shall use its reasonable efforts to obtain all governmental visas, permits, licenses and travel authorizations of all appropriate governmental agencies to allow Company's inspectors to visit and inspect Shoppes within the Territory. If Company cannot obtain travel arrangements or authorization, or Company elects not to perform the opening inspection, Master Licensee shall assign two (2) Certified Employees to inspect the Shoppes in consultation with Company to certify that it complies with Territory System Standards and has been constructed in accordance with plans approved by Company. Company or Master Licensee shall make its inspection prior to opening and, if the inspecting party certifies the Shoppe for opening, it shall open no later than fifteen (15) days after such inspection. If the Shoppe is not certified for opening, the inspecting party shall prepare and deliver to this Agreement's other party and the relevant Licensee a list of items to be completed before or after opening and Master Licensee shall take, or shall cause such Licensee to take, all reasonably necessary action to timely cure the deficiencies specified by Company on such list. Master Licensee shall not permit the opening of any Shoppe until certified for opening by Company or Master Licensee's Certified Employees, or until all items specified by the inspecting party to be completed prior to opening have been completed. The parties envision that Master Licensee will be certified by Company to open Master Licensee operated Shoppes or assist Licensees in opening Shoppes without the assistance of Company on or before the initial ten (10) Shoppes are opened in the Territory. Until such time that Master Licensee is certified to open Shoppes, which certification shall not unreasonably be withheld, Master Licensee shall reimburse Company for the travel, meal, lodging and incidental expenses of Company's personnel conducting such certification inspection. After Master Licensee is certified to open Shoppes, Company shall pay all of its expenses associated with certification inspections except such inspections conducted by Company upon Master Licensee's request.

      6.6 Marketing Programs. Master Licensee shall be responsible for developing and implementing local and national marketing programs and Company shall provide advice and consultation, and samples for adaptation for local usage, for such programs. To the extent feasible, Master Licensee will cooperate with other Friendly's System master licensees in developing and implementing joint marketing programs as Company directs. "Marketing programs" shall include, without limitation, all forms of advertising, publicity, promotion, market research and public relations activities. Company may require submission of samples of all major marketing programs and related materials developed by Master Licensee for approval prior to implementation and use. Company shall give Master Licensee written notice of approval, disapproval or modifications within thirty (30) days after receipt thereof. If Master Licensee receives no notice from Company, after confirming Company's receipt of such materials, then such materials shall be deemed approved. All samples submitted to Company shall include a true and accurate English language translation. Master Licensee agrees to spend an amount of at least three percent (3%) of Gross Sales and Revenues for marketing programs and advertising purposes in the Territory. Master Licensee shall require each Licensee in the Territory to spend an amount of at least three percent (3%) of its gross revenues for marketing and advertising purposes.

      6.7 Annual Sales Forecast and Development Plan. Prior to the commencement of each Agreement Year, Master Licensee shall furnish to Company a sales forecast and development plan (the "Annual Plan") for such Agreement Year in a summary format developed by Master Licensee setting forth a plan in respect to annual sales by distribution channel and planned development. The Annual Plan shall be for informational purposes only, and shall have no effect on the Development Schedules, and Company shall provide Master Licensee advice and consultation about the Annual Plan. Within twenty (20) days after the end of each quarter during each Agreement Year, Master Licensee shall submit to Company a summary update on the Annual Plan showing whether targets have been met and any adjustments proposed by Master Licensee to the Annual Plan.

      6.8 License Marketing and Services. Within one hundred twenty (120) days after the Effective Date, Master Licensee shall formulate and implement a license marketing strategy, which will include, among other things, preparation of offering materials for dissemination to prospective Licensees, procedures for responding promptly to requests for information from prospective Licensees, evaluation and qualification of prospective

Licensees, and proper documentation of the grant of licenses consistent with Paragraph 7.1 hereof.

      6.9 Additions and Modifications to the Friendly's System. Company reserves the right, from time to time, by adoption or amendment of System Standards, to add, amend, modify, delete or enhance any portion of the Friendly's System (including any of the Marks and System Standards) as may be necessary in the judgment of Company to change, maintain, or enhance the Marks or the reputation, efficiency, competitiveness and/or quality of the Friendly's System; or to adapt to it new conditions, materials or technology, or to better serve the public. Company will disclose to Master Licensee, to the extent relevant to the Territory, additions and modifications to the Friendly's System made anywhere in the world and which have been developed by or are otherwise available to Company. Master Licensee shall, if requested by Company, use any such additions and modifications which Company has approved for use in the operation and franchising of Shoppes. Master Licensee shall disclose to Company all ideas, concepts, methods, improvements, services, techniques and products relating to the operation of Shoppes conceived by Master Licensee and Licensees during the Term and Company shall have a non-exclusive, royalty-free and world-wide right to incorporate same in the Friendly's System for use in all Shoppes or Friendly's Restaurants operated by Company and its licensees and franchisees world-wide.

      6.10 Items Used by Shoppes. Master Licensee shall be responsible for purchasing or procuring sources for all items other than Products necessary for use by Shoppes, including, without limitation, fixtures, furniture, equipment, amenities, supplies and materials ("General Items"). Company may, to the extent feasible, assist Master Licensee in purchasing or procuring General Items appropriate for use in the Territory from sources of supply located in the U.S. Master Licensee shall be allowed to participate in Company's purchasing programs for General Items in the U.S. on the same terms as Company or its vendors make available to other Friendly's franchisees in the U.S., subject to any additional costs or Legal Requirements that may apply to such purchasing programs. Company may prescribe minimum product standards for General Items for use in the Territory. Company shall consider local factors and conditions in prescribing such standards. Master Licensee shall recommend reputable suppliers (which may include Company, Master Licensee or Affiliates) for General Items to Licensees.

                   ARTICLE 7. LICENSEES AND LICENSE AGREEMENTS

      7.1 Licensees and License Agreements Utilized by Master Licensee. (a) Prior to entering into each License Agreement, Master Licensee shall provide to the Company such information as is reasonably requested by the Company regarding the financial condition, reputation and other matters in respect of maintaining the high standards of licensees of the Friendly's System. Company shall have the right to approve all potential Licensees, which approval shall not be unreasonably withheld or delayed and shall be based solely on the foregoing factors.

      (b) The form of License Agreements used by Master Licensee to grant licenses to Licensees for the operation of Shoppes shall be substantially in the form of Exhibit C to be attached hereto. Company shall supply the U.S. standard form license agreement as amended from time to time to Master Licensee and Master Licensee shall modify such agreement to be consistent with the changes from the U.S. standard form included in the original form of License Agreement annexed hereto, and to conform to Legal Requirements and other commercially necessary requirements. Master Licensee may translate into Korean the form License Agreement to be attached as Exhibit C and use such Korean-language form as the License Agreement to be entered into with Licensees; provided, however, that any such translation shall be approved by Company prior to entering into the first License Agreement and provided, further, that Master Licensee shall modify the Korean-language form from time to time as required above. Master Licensee shall report to Company all fees, payments, compensation or other consideration paid by Licensees. Master Licensee may enter into a License Agreement without the prior approval of Company as long as such License Agreement does not materially deviate from the License Agreement attached hereto as Exhibit C or the Korean-language License Agreement approved by Company. For any material deviations, Master Licensee shall obtain the prior written approval of Company, which such approval shall not be unreasonably withheld or delayed. A copy of each executed License Agreement and any ancillary documents between Master Licensee and its Licensees and Affiliates shall be provided to Company within thirty (30) days after execution of the License Agreement.

      7.2 Termination/Expiration of Licenses. Master Licensee shall ensure that the term of all License Agreements do not extend beyond the Term of this Agreement. Upon the termination or expiration of a license for the operation of a Shoppe, Master Licensee shall require the Licensee, to promptly and expeditiously: (1) either vacate the premises or modify the premises and operation of the Shoppe operated by the former Licensee to remove its identification as a Shoppe and refrain from any use, in any manner or for any purpose, of the Marks or the Friendly's System; (2) deliver to Master Licensee all copies of the Territory System Standards Manual and all other materials relating to the Friendly's System which Master Licensee or Company have designated Confidential Information; and (3) deliver to Master Licensee or provide evidence of complete destruction of all signs, advertising materials, forms and other materials containing the Marks or otherwise identifying or relating to Shoppes.

      7.3 Enforcement, Inspection and Assistance by Master Licensee. Master Licensee shall strictly enforce each and every License Agreement for a Shoppe and shall require that Licensees strictly comply with all of the terms and conditions of such License Agreements. Master Licensee shall demand Licensee compliance with all Territory System Standards and shall diligently and continuously supervise and monitor the operation of all Shoppes operated by Licensees, including, without limitation, periodically inspecting Shoppes for compliance with Territory System Standards, preparing quality assurance inspection reports, furnishing assistance to Licensees and Friendly's Shoppe Managers to correct deficiencies in operations or capital items, conducting follow-up inspections, diligently enforcing Licensee reporting and payment obligations, auditing Licensees to assure proper record-keeping and Gross Sales and Revenue reporting and, when necessary, terminating licenses and enforcing termination and post-termination rights against non-complying Licensees. Master Licensee's enforcement obligations under each License Agreement may include the pursuit of legal remedies available under local law and cooperation with Company if Company seeks enforcement of any License Agreement on behalf of Company or Master Licensee.

      7.4 License Services. All services and assistance provided to Licensees in connection with the development and operation of Shoppes shall be provided by Master Licensee.

                       ARTICLE 8. FEES AND OTHER PAYMENTS

      8.1 Development Fee. Master Licensee shall pay to Company the Development Fee in the amount of Three Hundred and Fifty Thousand Dollars ($350,000) within fourteen (14) days after the Effective Date.

      8.2 Royalty Fees. (a) Master Licensee shall pay to Company a continuing royalty fee in an amount equal to two and one-half percent (2.5%) of Master Licensee's Gross Sales and Revenues (the "Royalty Fee"). The minimum Royalty Fee to be paid by Master Licensee in the calendar years 1997, 1998 and 1999 shall be $117,000, $235,000 and $355,000, respectively, and during each of these three years, the aggregate Royalty Fee to be paid at the end of the second quarter shall be in an amount which is at least fifty percent (50%) of the minimum Royalty Fee due and payable that year.

      (b) Master Licensee shall submit to Company a quarterly statement by the 20th day of the calendar month following the end of each calendar quarter, setting forth a break-down in reasonable detail of Master Licensee's Gross Sales and Revenues during such quarter and the Royalty Fee due thereon. Value added taxes collected from customers and paid to the appropriate taxing authority, customs duties imposed on Products listed in any price schedule delivered pursuant to Paragraph 4.4, and the discounted portion of employee meals, and sales of cigars, cigarettes and newspapers shall not be included in Gross Sales and Revenues. Discounts on prices whether by way of coupons, promotions or otherwise shall not be deducted from Gross Sales and Revenues.

      (c) Within thirty (30) days after the submission of such quarterly statement, Master Licensee shall pay the actual Royalty Fee due on Gross Sales and Revenues except that payment may be, in relevant part, based upon an estimate of the Royalty Fee due on Gross Sales and Revenues attributable to sales of Products to Shoppes operated by Licensees. Master Licensee shall pay any shortfall between the estimated Royalty Fee and the actual Royalty Fee at the time the next payment of Royalty Fees is due. In the event of any overpayment, Company shall credit such overpayment towards the next quarter's Royalty Fee. The initial statement under this Agreement shall cover the period beginning on the Effective Date and terminating at the end of the first full quarter of the calendar year following such date. The final Royalty Fee payment shall fall due on the date twenty (20) days after the expiration or termination of this Agreement. Company shall have the right to audit all reports and royalty payments on its own behalf or through an auditor appointed by Company. All expenses of such audit shall be paid by Company, but if the result thereof shows a shortfall of greater than 5 % between what was reported to Company and the figures obtained by the audit, all expenses of the audit shall be paid by Master Licensee.

      8.3 Payment for Base Support Services. During the calendar years 1996 and 1997 Company shall be responsible for all of its expenses incurred for Base Support Services and provided to Master Licensee. If during that time Company incurs costs for services which are not Base Support Services which exceed $50,000, Master Licensee shall reimburse Company in the amount of fifty percent (50%) of all amounts above $50,000 up to a maximum of $25,000 in any given year.

      8.4 Manner of Payment. Subject to Paragraph 4.4(b), all fees and other payments to be made by Master Licensee to Company under this Agreement shall be made by telegraphic transfer in immediately available funds to such bank as Company may from time to time designate.

      8.5 Interest on Late Payments. All fees and other payments due under this Agreement shall bear interest from and after the due date at an annual rate of four percent (4%) over LIBOR calculated as of such due date. Any withholding taxes on such interest shall be paid in accordance with Paragraph 8.6.

      8.6 Withholding Taxes. If payments due under this Agreement are subject to withholding or other income taxes under applicable Legal Requirements or U.S. laws, the withholding party shall withhold and pay such taxes to the appropriate tax authority and promptly deliver to the other party receipts of tax authorities for all taxes paid or withheld. Master Licensee acknowledges and agrees not to withhold any value-added taxes from any payment due to Company under this Agreement. Master Licensee shall also pay in a timely manner any and all customs duties and fees in connection with the importation of Products. Master Licensee shall provide all reasonable assistance to enable Company to obtain any tax credit, exemptions or refunds which may be due to Company with respect to any withholding or other taxes.

      8.7 Currency and Place of Payment. All payments payable by Master Licensee to Company under this Agreement shall be paid in Dollars, unless Company, at its option, permits or directs payment in another currency at the exchange rate required to purchase Dollars or such other currency prevailing on the date of remittance to Company at a bank of recognized international standing specified by Company (the "Exchange Rate"). Master Licensee shall use its best efforts to assure that Company will be paid in Dollars. If Company directs payment in another currency, the costs of exchange from the currency of the Territory to the other currency in excess of the costs to convert Territory currency to Dollars may be deducted from the payment, provided that reasonable supporting documentation of such costs are provided to Company with the payment. If for any reason an amount is received in a currency other than Dollars without Company's direction or consent, Master Licensee's obligations under this Agreement shall be discharged only to the extent that Company may purchase Dollars with such other currency in accordance with normal banking procedures upon receipt of such amount. If the amount in Dollars which may be so purchased, after deducting any costs of exchange and any other related costs, is less than the relevant sum payable under this Agreement, Master Licensee shall immediately pay Company the shortfall.

      8.8 Payment Approvals. Master Licensee undertakes to use its best efforts to obtain and maintain in full force and effect all governmental authorizations and approvals and to obtain or effect any new or additional governmental authorizations or approvals, as may be required or advisable in respect of Master Licensee's obligation to make payments in Dollars as required hereunder. In the event Master Licensee cannot make any payment in Dollars because any such authorization or approval is not available under applicable Legal

Requirements or has been withdrawn for reasons other than the misconduct of Master Licensee, Company shall have the right in its sole discretion to: (i) require Master Licensee to pay Dollar amounts due through account(s) maintained by Master Licensee in a country from which Dollar payments may be made; or (ii) allow Master Licensee to suspend performance of its obligation to make payment in Dollars hereunder until such authorization or approval becomes available or is reinstated; provided, however, that during such suspension period (X) Master Licensee shall pay all amounts due and owing to Company under this Agreement in local currency to an account maintained by Company in the Territory and (Y) Master Licensee may propose to Company countertrade transactions in respect of such local currency, which Company may accept or reject. As soon as possible after such authorization or approval becomes available or is reinstated Master Licensee shall resume making payments in Dollars hereunder. Notwithstanding the foregoing, if the suspension period referred to herein remains in effect for more than three (3) years, Company shall have the right, in its sole discretion, to terminate this Agreement upon ninety (90) days written notice to Master Licensee without penalty or the obligation to purchase any License Agreement.

                       ARTICLE 9. SYSTEM STANDARDS/MANUALS

      9.1 System Standards and Development of Territory System Standards Manual.
(a) Master Licensee covenants that it shall comply with all System Standards applicable to master licensees of Company, and all Territory System Standards. As soon as practicable after execution of this Agreement, Company shall furnish to Master Licensee a copy of the Friendly's U.S. System Standards Operations Manual and other materials which are typically furnished to U.S. Friendly's System franchisees to familiarize such franchisees with the Friendly's System. Company will loan to Master Licensee during the Term the Operations Manual which may consist of multiple parts and/or volumes. The Operations Manual will contain mandatory and suggested specifications, standards and operating procedures that Company will prescribe from time to time for Shoppes and information relative to Master Licensee's obligations under this Agreement and in the operation of a Shoppe. Company may modify the Operations Manual from time to time to reflect changes in the specifications, standards and operating procedures of Shoppes, to disclose information concerning new Products and services which Company may develop for sale at Shoppes, to specify types, brands, and models of equipment which Master Licensee must utilize to produce and sell such new Products and services, and to specify changes in the decor, format, image, products, services and operation of a Shoppe. Master Licensee must keep its copy of the Operations Manual current by immediately inserting all modified pages Company furnished to Master Licensee and destroying the then obsolete pages. In the event of a dispute relative to the contents of the Operations Manual, the master copies Company maintains at Company's principal office will be controlling. Except for disclosure to Licensees, Master Licensee may not at any time copy any part of the Operations Manual, disclose any part of it to employees or others not having a need to know its contents for purposes of operating any Shoppe, or permit its removal from any Shoppe without Company's prior approval. In the event a new version of the Operations Manual is provided to Master Licensee, Master Licensee must immediately return the then obsolete version to Company. To the extent the Operations Manual contains any specification, standard or operating procedure concerning the operation of Shoppes, such provision shall be deemed to be incorporated into this Agreement so long as such provisions satisfy the Legal Requirements. All references to this Agreement include all such specifications, standards and operating procedures. The Operations Manual provided by Company to Master Licensee shall be in the English language. All translations shall be at the sole cost and expense of Master Licensee. All copyrights in any such translated materials shall be assigned by Master Licensee to Company upon Company's request.

      (b) At least ninety (90) days prior to the execution of the first License Agreement for a Shoppe or thirty (30) days prior to the opening of any Master Licensee-owned Shoppe, Master Licensee shall submit proposed Territory System Standards, if any, for review and approval by Company. Master Licensee shall also submit simultaneously therewith for Company's review and approval a written quality assurance and enforcement program. Company will notify Master Licensee in writing of Company's acceptance or rejection of such proposed Territory System Standards and programs, specifying the reasons for any rejections within 30 days after receipt. Master Licensee shall make such changes as reasonably specified by Company and resubmit the proposed Territory System Standards and programs until approved in good faith by Company. If despite its exercise of reasonable commercial judgment, Company is unable to approve the proposed Territory System Standards within six (6) months of submission, then either party may terminate this Agreement under Paragraph 17.3. The Friendly's System, modified as hereinabove provided, shall be reflected in a development and operations manual (which may consist of one or more volumes) for the Territory containing Territory System Standards for the development and operation of Shoppes (the "Territory System Standards Manual"). To the extent that Company modifies or enhances the System Standards, as it deems appropriate from time to time, Master Licensee shall modify the Territory System Standards and the Territory System Standards Manual to conform to such modifications and enhancements. Company from time to time may establish minimum standards for Shoppes based on the System Standards and such other standards as Company deems appropriate for the commercial success of Shoppes. These minimum standards may be enhanced by Master Licensee and Master Licensee shall develop and specify its own standards, provided that such standards shall be subject to Company's review and approval.

      9.2 Modification of the Territory System Standards Manual. Company, in its reasonable judgment, may periodically deem it necessary or advisable to modify the Territory System Standards Manual to comply with Company's minimum standards for Shoppes and Master Licensee will implement such modifications as soon as practicable after written notification from Company. Company and Master Licensee shall in good faith discuss the manner in which any modifications shall be implemented taking into account current market conditions. If despite their exercise of reasonable commercial judgment, Company and Master Licensee are unable to agree on how such modifications shall be implemented within six (6) months of notification, then either party may terminate this Agreement under Paragraph 17.3. In the event of a dispute relative to the contents or meaning of the Territory System Standards Manual, the version maintained by Company at its principal offices shall be controlling. Master Licensee will reserve such rights as are necessary to implement modifications to the Friendly's System and Territory System Standards Manual, as herein contemplated, to cause Licensees to comply therewith, and to preserve the confidentiality of the Confidential Information in all License Agreements that it executes for the operation of Shoppes.

                                ARTICLE 10. MARKS

      10.1 Grant of License. Subject to earlier termination in accordance with the terms hereof, Company hereby grants to Master Licensee during the Term (subject to renewal on the terms described herein), the exclusive license to use the Marks in connection with owning, operating and licensing Shoppes and selling Products in the Territory and to license the Marks to Licensees in connection with the operation of Shoppes in the Territory. Except as otherwise provided herein and provided that Master Licensee is in compliance with this Agreement, Company shall not grant a license for use of the Marks for owning, operating or licensing Shoppes or for the sale of Products in the Territory during the Term. Subject to Paragraph 3.3, Company shall, however, have the exclusive right to use the Marks for owning, operating or licensing Friendly's Restaurants in the Territory during the Term. The license granted herein is limited to the Territory and confers no rights upon Master Licensee or its Licensees to use the Marks outside of the Territory, or to sell Products outside of the Territory, except for advertising purposes approved by Company or its Licensees.

      10.2 Ownership of the Marks. The Company warrants that, to the best of its knowledge, it is the current owner of all rights in and to the Marks in the Territory. Master License acknowledges that neither Master Licensee, its Affiliates or Licensees have any, nor will they acquire any, proprietary interest whatsoever in the Marks and that the rights of Master Licensee and Licensees to use the Marks are derived solely from this Agreement and are limited to the exercise of the Rights granted pursuant to and in compliance with this Agreement and applicable Territory System Standards prescribed in the Territory System Standards Manual. Unauthorized use of the Marks by Master Licensee or Licensees shall constitute a breach hereof and an infringement of the rights of the Marks Owner in and to the Marks. All usage of the Marks by Master Licensee and Licensees, and any goodwill established thereby, shall inure to the exclusive benefit of the Marks Owner. This Agreement does not confer any goodwill or ownership interests in the Marks upon Master Licensee or Licensees. Master Licensee will take all commercially reasonable steps to preserve the goodwill and prestige of the Marks. Master Licensee acknowledges that upon expiration or termination of this Agreement, no monetary value shall be attributable to any goodwill associated with the use of the Marks by Master Licensee or Licensees.

      10.3 Registration. (a) As permitted by applicable Legal Requirements, the Marks Owner has registered or applied for registration of certain of the Marks, as indicated in Exhibit B (the "Principal Marks") with the appropriate governmental agencies in the Territory and will bear the cost thereof. Neither Company nor the Marks Owner represent or warrant that the Marks are registerable in the Territory. The Marks Owner shall pay for all costs associated with registration and renewal of the Marks in the Territory. Master Licensee will cooperate with the Marks Owner in obtaining Marks registrations. Company shall have the right to designate a supplemental or substitute trademark or trademarks to identify Shoppes as part of a worldwide System Standards change and such supplemental or substitute trademarks shall be included in the definition of Marks.

      (b) Master Licensee may request Company to register additional trademarks or servicemarks which would benefit the development of Shoppes and distribution of Products in the Territory. Such request shall be accompanied by a written proposal containing complete information regarding the additional trademark or servicemark. Company may, in its sole discretion, register such trademarks or servicemarks, but shall have no obligation to do so. If Company elects to register such trademarks or servicemarks it shall be the sole owner thereof. Master Licensee shall not use, or authorize any usage of any such additional trademarks or servicemarks without Company's prior written consent.

      10.4 Licensing of Licensees. If and to the extent that Company determines that sublicensing of the Marks presents risks of diminution or loss of rights to the Marks under the Legal Requirements, the Marks owner shall have the right and obligation to enter into a direct trademark license agreement with each Licensee that operates a Shoppe or, pursuant to a power of attorney in form and substance acceptable to Company, authorize Master Licensee to enter into such agreement on Company's behalf. Master Licensee shall amend License Agreements that it enters into with Licensees accordingly to incorporate such trademark license agreement and to provide for cross default provisions in both agreements.

      10.5 Registration of Authorized User Instruments. As permitted by applicable Legal Requirements, Company shall cause the Marks Owner to execute separate instruments to enable Master Licensee to register with appropriate government agencies and departments the rights of Master Licensee to use the Marks and the rights of Licensees as authorized users of the Marks, and Master Licensee will exercise its best efforts to cause such instruments to be registered with such government agencies and departments.

      10.6 Infringements. Master Licensee shall notify Company immediately of any infringement of or challenge to the use of any Mark within the Territory, or any claim of any rights in any Mark, or any confusingly similar trademark, within the Territory, of which Master Licensee becomes aware. Master Licensee shall exercise its best efforts to protect the Marks within the Territory and, upon written direction from and at the expense of the Marks Owner, take such action as shall be necessary or advisable to protect and maintain the Marks. Company shall have the right in its sole discretion to take such action as it deems appropriate in connection with any infringement, challenge or claim and the right to exclusively control any settlement, litigation or proceeding arising out of the alleged infringement, challenge or claim or otherwise relating to any Mark. Company hereby represents and warrants that to the best of its knowledge the Marks do not violate or infringe any copyright, trademark, service mark or other proprietary rights of any third party. Company shall indemnify and hold harmless Master Licensee from any loss, damage, cost and expense (including without limitation reasonable legal fees) suffered by Master Licensee as a result of any breach of the foregoing representation and warranty.

      10.7 Use of the Marks. Master Licensee shall cause Licensees to use only the Marks to identify their Shoppes. Master Licensee and Licensees shall not incorporate any Mark as part of any corporate or trade name or with any prefix, suffix or other modifying trademarks, logos, words, terms, designs or symbols, or in any modified form, or use any Mark in connection with the sale of any unauthorized product or service or in any other manner not expressly authorized under this Agreement or License Agreements approved by Company, and shall display the Marks and give notices of trademark registrations in the manner prescribed in the Territory System Standards Manual and obtain such licenses, permits and authorizations relating thereto as may be necessary or advisable under applicable Legal Requirements.

                              ARTICLE 11. INSURANCE

      At all times during the Term, Master Licensee shall maintain in effect, at its expense, and shall procure that all Licensees maintain, such insurance as is maintained by prudent businesses in accordance with standard industry practice in South Korea. If in accordance with standard industry practice in Korea, all such insurance policies shall name Company and the Marks Owner as additional insureds. If Master Licensee names Company as an additional insured then, subject to applicable Legal Requirements, Company shall name Master Licensee as an additional insured on policies of insurance maintained by Company in respect of the business contemplated hereunder. If Master Licensee fails or refuses to maintain required insurance coverage, Company, at its option and in addition to its other rights and remedies hereunder, may obtain such insurance coverage on behalf of Master Licensee and Master Licensee shall fully cooperate with Company in its effort to obtain such insurance policies, promptly execute all forms or instruments required to obtain or maintain any such insurance, allow any inspections of any Shoppes which are required to obtain or maintain such insurance and pay to Company, on demand, any costs and premiums incurred by Company in this regard. Master Licensee's obligation to obtain and maintain the insurance described herein shall not be limited in any way by reason of any insurance maintained by Company.

                      ARTICLE 12. CONFIDENTIAL INFORMATION

      Company possesses confidential information which shall be furnished to Master Licensee and designated at or before the time of disclosure as confidential (hereinafter referred to as the "Confidential Information"). The Confidential Information includes, but is not limited to, the following: (1) methods and procedures relating to the development and operation of Shoppes whether contained in the Operation Manual or otherwise; (2) secret recipes of ice cream and other frozen desserts and related topping, menu analysis and methods of preparation of Products and services offered in Shoppes; (3) methods, procedures and techniques for preparing, packaging, marketing, selling and delivering Products and services offered in Shoppes; (4) knowledge of test programs, concepts and results relating to the planning, development and testing of the Friendly's System and Products and services offered in Shoppes; (5) sources for purchase of food, beverages and other ingredients used by Shoppes;
(6) marketing programs and image; and (7) methods, techniques, specifications, procedures, information, systems and knowledge of and experience in the development, licensing and operation of Shoppes. Company and Master Licensee agree that the Confidential Information shall be used by Master Licensee only in the exercise of the Rights granted under this Agreement and shall not be disclosed to others, provided that disclosure of Confidential Information by Master Licensee to its Licensees in the Territory shall be deemed authorized disclosure. Master Licensee shall: (a) not use the Confidential Information in any other business or capacity; (b) maintain the confidentiality of the Confidential Information during and after the Term and shall not disclose the Confidential Information to its shareholders or any natural or legal person that is not (1) an employee of Master Licensee or of an Affiliate; or (2) a party to or bound by this Agreement or a License Agreement which is issued pursuant to this Agreement; (c) not make unauthorized copies of any portion of the Confidential Information disclosed in written, videotape or other form; and (d) adopt and implement all reasonable procedures prescribed from time to time by Company to prevent unauthorized use or disclosure of the Confidential Information. Notwithstanding anything to the contrary contained in this Agreement, the restrictions on Master Licensee's disclosure and use of the Confidential Information shall not apply to the following: (x) information, concepts, methods, procedures or techniques which are or become generally known in the restaurant business in the Territory, or known to Master Licensee, other than through disclosure (whether deliberate or inadvertent) by Master Licensee;
(y) the disclosure of the Confidential Information in judicial or administrative proceedings to the extent that Master Licensee is legally compelled to disclose such information, provided Master Licensee shall have used its best endeavors to obtain, and shall have afforded Company the opportunity to obtain an assurance satisfactory to Company of confidential treatment for the information required to be so disclosed; and (z) Master Licensee's consultants, advisors and professionals reviewing such information who are subject to appropriate confidentiality and disclosure restrictions or who agree to maintain the confidentiality of such information in accordance with the terms hereof. Master Licensee will require its directors, officers, employees, agents and Licensees to maintain the confidentiality of all Confidential

Information of the Friendly's System and to agree not to use Confidential Information in any business or commercial activity other than the operation of Shoppes pursuant to this Agreement. Company shall regard information disclosed by Master Licensee identified as confidential at the time of disclosure as subject to the same obligations (and exclusions) of confidentiality as imposed on Master Licensee with respect to Confidential Information.

                 ARTICLE 13. RELATIONSHIP OF THE PARTIES/INDEMNIFICATION

      13.1 Independent Contractors. Company and Master Licensee are and shall be independent contractors and nothing herein is intended to make either party a general or special agent, legal representative, subsidiary, joint venturer, partner, fiduciary, employee or servant of the other for any purpose. Master Licensee will indicate its status as an independent contractor. Neither Company nor Master Licensee shall make any express or implied agreements, guaranties or representations, or incur any debt, in the name of or on behalf of the other or represent that their relationship is other than a license relationship, and neither Company nor Master Licensee shall be obligated by or have any liability under any agreements or representations made by the other, nor shall Company be obligated for any damages to any person or property directly or indirectly arising out of the operation of a Shoppe, including that which is caused by the negligent or willful action or failure to act of Master Licensee, its Affiliates or Licensees.

      13.2 Master Licensee's Indemnification of Company and the Marks Owner. Master Licensee will indemnify and hold Company and the Marks Owner harmless against, and reimburse Company and the Marks Owner, and their respective officers, directors, employees, agents and affiliates (collectively the "Indemnitees") for any loss, liability or damages (actual or consequential) or taxes (other than income and withholding taxes imposed on amounts paid by Master Licensee to Company), and all reasonable costs and expenses of defending any claim brought or tax levied against any one or more of the Indemnitees in any judicial, administrative or arbitration proceeding in which any one or more of the Indemnitees is named as a party, which any Indemnitee may suffer, sustain or incur by reason of, arising from or in connection with the ownership, development, operation or licensing of Shoppes by Master Licensee or Licensees, except to the extent any such claim arises out of the negligent, reckless or intentional acts or omissions of the Company or the affected Indemnitee. Company will give Master Licensee prompt written notice of any such claim made against any Indemnitee and to offer Master Licensee a reasonable opportunity to assume the defense thereof. The indemnities and assumptions of liabilities and obligations herein shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement, provided that the cause of action accrues during the Term or in connection with post-termination obligations of Master Licensee.

      13.3 Company's Indemnification of Master Licensee. Company will indemnify and hold Master Licensee harmless against, and reimburse Master Licensee, for any loss, liability or damages (actual or consequential) or taxes (other than income and withholding taxes imposed on amounts paid by Company to Master Licensee), and all reasonable costs and expenses of defending any claim brought or tax levied against Master Licensee in any judicial, administrative or arbitration proceeding in which Master Licensee is named as a party, which Master Licensee may suffer, sustain or incur by reason of, arising from or in


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

connection with the active negligence of any officer, employee, agent of Company, or Company. This indemnity shall exclude any claim arising from allegations of negligent specification of System Standards by Company or the negligent training of Master Licensee or any of its personnel by Company. The indemnities and assumptions of liabilities and obligations herein shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement, provided that the cause of action accrues during the Term.

                               ARTICLE 14. REPORTS

      Master Licensee shall furnish to Company:

                  (a) within thirty (30) days after the end of each calendar month a report reflecting the estimated Gross Sales and Revenues of Master Licensee for such prior calendar month and Licensees with sufficient detail to determine the source thereof and calculation of Royalty Fees; and (2) within thirty (30) days after the end of each quarter, a current list of all Licensees by location and all Shoppes under development, opened, closed and transferred to a different Licensee during the month; and

                  (b) such other reports and information relating to the operation of Shoppes by Licensees, payments made by Licensees to Master Licensee, and the calculation of amounts due and payable by Master Licensee to Company, in such form and for such periods and at such times, as Company from time to time reasonably prescribes. Master Licensee will reserve sufficient rights, and shall exercise reasonable diligence to obtain, all statements, reports and information from Licensees which are required to comply with this Agreement.

                   ARTICLE 15.  INSPECTIONS AND AUDITS

      Company and its agents shall have the right at any time during regular business hours upon seven (7) days prior written notice to inspect Master Licensee's Friendly's ice cream division and any Shoppe operated by Master Licensee or any Licensee and to audit the books and records of any such Shoppe and relevant books and records of Master Licensee, its Affiliates and Licensees. Master Licensee hereby authorizes entry by Company and its agents to Master Licensee's headquarters and any Shoppe under its direct or indirect control. Master Licensee and its Affiliates shall cooperate fully, and Master Licensee shall cause each License Agreement to include a provision which obligates Licensees to cooperate fully, with representatives and agents of Company making any such inspections and audits and shall permit representatives and agents of Company to take photographs, movies or videotapes of such Shoppes, to interview employees thereof and to make copies of such books and records at Company's expense.

                             ARTICLE 16. ASSIGNMENTS

      16.1 Assignment by Company. Company may assign this Agreement without restriction provided that the assignee succeeds to all of the rights and obligations of Company hereunder. Company shall give Master Licensee thirty (30) days prior written notice of any assignment hereunder.

      16.2 Assignment by Master Licensee. Master Licensee acknowledges that the rights and duties created by this Agreement are personal to Master Licensee and that Company has entered into this Agreement on the basis of the collective character, business ability and financial capacity of Master Licensee and its management. Neither this Agreement (or any interest in it), nor any material assets of Master Licensee or material portion thereof, nor all or any portion or an interest representing voting control or majority ownership in Master Licensee may be voluntarily or involuntarily, directly or indirectly, sold, assigned or otherwise transferred by Master Licensee or its owners, without the prior written approval of Company whether by merger, consolidation, reorganization, issuance or redemption of capital stock or other corporate action. Any sale, assignment or transfer without such approval shall constitute a breach hereof and convey no rights to or interest in this Agreement; provided, however, if Master Licensee is a public company, then Master Licensee shall require Company's prior written approval only for the sale, assignment or other transfer of this Agreement, all or a material portion of the assets of Master Licensee or one-half (1/2) or more of the equity of Master Licensee with the consent of Master Licensee's Board of Directors.

      16.3 Assignment to an Affiliate. Master Licensee shall have the right to assign its rights and obligations under this Agreement to an Affiliate, which assignment shall be permitted upon delivery of written notice to Company. Such assignment shall also be conditioned upon: (a) the execution and delivery to Company of a written instrument of assignment acceptable to Company, which acceptance shall not be unreasonably withheld, delayed or conditioned; (b) the assignee's execution and delivery to Company of a written certificate that it has, as of five (5) days prior to the assignment, and will maintain during the Term, the insurance coverage specified in Article 11 hereof ; and (c) the assignee's execution and delivery to Company of an officers' certificate within thirty (30) days prior to the date of transfer identical to the officers' certificate Master Licensee shall execute and deliver upon signing of this Agreement, except that the assignee's officers' certificate shall provide additional information concerning any and all lines of business conducted by the assignee and its affiliates.

                             ARTICLE 17. TERMINATION

      17.1 By Company. Without prejudice to any other rights and remedies it may have, Company may terminate this Agreement effective upon delivery of written notice of termination to Master Licensee in the event that: (a) within ten (10) business days of Master Licensee's failure to pay, when due, any amount payable to Company; (b) Master Licensee violates Paragraph 16.2 by making an assignment without Company's approval; (c) Master Licensee suffers any bankruptcy, examinership, receivership, liquidation, dissolution, insolvency, or experiences an inability to pay debts as they become due or winding up of


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

Master Licensee; (d) Master Licensee or any of its principal owners (defined as an owner of twenty-five percent (25%) or more of the equity of Master Licensee) are indicted or convicted of a felony; (e) the material assets of Master Licensee or any Affiliate are condemned, expropriated or otherwise taken over by a governmental authority; (f) an audit performed by or on behalf of Company reveals an intentional misrepresentation by Master Licensee of any material accounting or financial information, or information regarding quality assurance or marketing programs; (g) Master Licensee has made any material misrepresentation or omission to Company in its application to become a Master Licensee; or (h) Master Licensee or any Affiliate challenges the validity of the Marks or Company's or the Marks Owner's rights to or ownership of the Marks and does not take steps to withdraw such challenge within thirty (30) days after written notice is delivered to Master Licensee.

Effective upon delivery of written notice of termination to Master Licensee and without diminishing any of Company's rights under Paragraph 17.1(a)-(h), in the event that Master Licensee breaches any other provision of this Agreement or of the exhibits or schedules attached hereto, and such breach is curable, and Master Licensee fails to take reasonable steps to cure such breach within thirty
(30) days after written notice of such breach is delivered to Master Licensee, or fails to cure such breach within ninety (90) days after such notice is delivered to Master Licensee.

      17.2 By Master Licensee. Without prejudice to any other rights and remedies it may have, Master Licensee shall have the right to terminate this Agreement if (a) Company breaches any provision of this Agreement and does not cure such breach or furnish evidence of diligent and continuing action undertaken by Company to cure such breach, within ninety (90) days after written notice of such breach is delivered to Company; (b) Company has made any material misrepresentation or omission to Master Licensee upon which Master Licensee materially relied in making its decision to enter into this Agreement; and (c) Company suffers any bankruptcy, examinership, receivership, liquidation, dissolution, insolvency, or experiences an inability to pay debts as they become due or winding up of Company.

      17.3 By Either Party. If the parties are unable to agree on (i) Territory System Standards within the time frame described in Paragraphs 9.1 or 9.2, or
(ii) changes to this Agreement permitting government approvals to be obtained as described in Paragraph 2.2, then either party may terminate this Agreement by written notice to the other. If this Agreement is terminated under this Paragraph 17.3, Master Licensee will receive no refund of the Development Fee.

      17.4 Status of Products after Termination Upon the termination of this Agreement, Company shall have the right to purchase back from Master Licensee all or any part of the unsold stock of the Products then in the control or possession of Master Licensee. The repurchase price shall be the sum of the price and related costs paid by Master Licensee to purchase the Products in question and have them delivered to a designated warehouse in the Territory. Company's failure to notify Master Licensee within fifteen (15) days of the termination hereof of its intention to repurchase such Products shall deprive Company of the right to exercise this repurchase option. Master Licensee shall be permitted to continue to sell and distribute the Products purchased from Company or its Affiliates, unless otherwise repurchased pursuant to this paragraph for three (3) months after the termination of this Agreement.

      17.5 In the Event of War. If war is declared by any government in the Territory or armed hostilities exist which render all or a substantial part of the Territory uninhabitable or unsafe for travel: (i) so long as all sums payable to Company pursuant to this Agreement are paid as and when they come due, this Agreement shall continue in full force and effect; (ii) if as a result of such war or armed hostilities any sum due Company hereunder is not paid when due, either party (the "suspending party") may, upon giving the other party at least ninety (90) days written notice, suspend performance of its obligations hereunder until such war or hostilities have ceased; provided, however, that Master Licensee shall remain liable for the amount of any payment it failed to make prior to the date on which suspension takes effect; and (iii) within ninety (90) days after such war or hostilities have ceased, the suspending party shall give the other party notice of its intention to either resume performance of its obligations hereunder or terminate this Agreement, whereupon the suspending party shall resume its performance or this Agreement shall terminate. During the suspension period, Master Licensee shall use diligent efforts to discontinue use and display of the Marks by itself and Licensees.

      ARTICLE 18. RIGHTS AND OBLIGATIONS UPON TERMINATION OR EXPIRATION

      18.1 Payment of Amounts Due to Company. Upon termination or expiration of this Agreement, Master Licensee will pay to Company all Royalty Fees and any other amounts due Company at the date of such termination or expiration which are unpaid. Such payments shall be made within thirty (30) days after the amounts due Company are determined in accordance herewith. Master Licensee shall contemporaneously with such payments furnish a complete accounting of all Royalty Fees and any other amounts due Company.

      18.2 Change of Identification. After the expiration of this Agreement or its termination pursuant to Paragraph 17.1 above, if Company so directs, Master Licensee shall promptly and expeditiously undertake, and cause Licensees to promptly and expeditiously undertake (including without limitation the commencement and diligent prosecution of judicial and arbitration proceedings against Licensees), all reasonable efforts to promptly and expeditiously: (a) cease all use of the Marks at all Shoppes, and thereafter refrain from identifying any restaurant as a current or former Shoppe or licensee of, or otherwise associated with, Company, and refrain from any other use of the Marks, or any colorable imitation thereof, in any manner or for any purpose; (b) remove all signs and sign faces bearing Marks from both the interior and exterior of all Shoppes; (c) deliver to Company all copies in the possession of Master Licensee and Licensees of the Territory System Standards Manual, the Operations Manual and all other manuals and materials relating to the Friendly's System and all advertising materials, forms, and other materials containing the Marks or otherwise identifying or relating to a Shoppe; (d) cease using supplies, printed materials and other items bearing the Marks; (e) take such action as may be required to change its legal name to another name not using the word "Friendly's" or equivalent words or otherwise confusingly similar to "Friendly's", and shall cancel all fictitious name or equivalent authorizations relating to use by Master Licensee and Licensees of the Marks and file with the appropriate government agencies and departments instruments terminating registered user rights of Master Licensee and Licensees; and (f) furnish to Company, within ninety (90) days after the effective date of termination or expiration, evidence reasonably satisfactory to Company of compliance by Master Licensee and Licensees with the foregoing obligations. Notwithstanding the foregoing, clauses (a), (b), (c), (d), (e) and (f) of this Paragraph 18.2 shall not apply to Licensees with respect to whose License Agreements Company exercises its option pursuant to Paragraph 18.5 hereof. If upon termination of this Agreement under Paragraph 17.2, Master Licensee fully complies with its post-termination obligations under Paragraph 18.2, the provisions of Paragraph 18.4 shall not apply to Master Licensee or its Affiliates. If this Agreement is terminated in accordance with Paragraph 17.2 above, Master Licensee and its Affiliates may continue to use the Marks and the Territory System Standards in effect at the time of termination and the Rights on an exclusive basis until the earlier to occur of two (2) years thereafter or thirty (30) days after Master Licensee's written notice of discontinuance of use thereof without any obligation to pay Company any Royalty Fees during such period. If during such period Master Licensee ceases to actively utilize any of the Rights, any such non-utilized Right shall cease.

      18.3 Discontinuance of Use of Friendly's System. Upon termination or expiration of this Agreement, except as noted above in Paragraph 18.2, Master Licensee and Affiliates shall immediately cease to use in any business or otherwise any portion of the Friendly's System, including the Confidential Information of Company, and Company shall immediately cease to use Confidential Information of Master Licensee.

      18.4 Covenant Not To Compete. Master Licensee acknowledges and agrees that Company has invested a substantial amount of time and money in developing the Friendly's System, the Marks, and the Confidential Information and that Company would be unable to protect the Friendly's System, the Marks, Confidential Information and trade secrets against unauthorized use or disclosure and would be unable to encourage a free exchange of ideas and information among Company and licensees if prospective licensees or licensees were permitted to hold interests in or perform services for any competing business and that the following restrictions are reasonably required in order to protect Company information, marketing strategies, operating policies and other elements of the System from unauthorized appropriation. Therefore, Master Licensee agrees that during the term of this Agreement, neither Master Licensee, Master Licensee's Managers nor any of Master Licensee's officers, directors, stockholders, partners or any member of Master Licensee's or their immediate family or families will: (a) have any direct or indirect or beneficial interest or perform services as an officer, director, manager, employee or develop restaurants or shops which are the same as or similar to that of Friendly's Restaurants or Shoppes which otherwise competes with Friendly's Restaurants or Shoppes (provided that Master Licensee may develop restaurants where sales of ice cream products and frozen desert products do not constitute more than 2% of gross sales) or, (b) not, directly or indirectly, distribute or sell any products or items which might reasonably be expected to compete with or otherwise hinder the distribution and sale of the Products in the Territory. Master Licensee understands and acknowledges that the determination of any similarity to or competition with Friendly's Restaurants or Shoppes is dependent on many factors, including but not limited to, marketing strategies; menu; size, configuration, decor and "trade dress"; operating methods and policies; and hours of service. Master Licensee further understands that because of the possibility of changes in the Friendly's System and the emergence of new unforeseen competing Friendly's Restaurant and Shoppe concepts, determining whether or not any restaurant business is the same or similar to, or competes with, Friendly's Restaurant or Shoppes will depend on the facts and circumstances existing at the time such determination is made. Master Licensee further agrees that, subject to Paragraphs 18.2 and 2.5, for a period of two (2) years after the termination of this Agreement, Master Licensee and all of such persons will be subject to the same restriction on competing activities within the Territory (provided that Master Licensee may develop restaurants where sales of ice cream products and frozen desert products do not constitute more than 2% of gross sales). Notwithstanding the foregoing, upon expiration of the Term and Master Licensee's satisfaction of the post-termination obligations under Paragraphs 18.1 and 18.2, the parties agree that Master Licensee shall not be subject to the provisions of Paragraph 18.4. For purposes hereof, an indirect interest will be presumed to exist if such interest is that of the spouse or of a parent or child of another person, in addition to other forms of indirect or beneficial interests. If any of the persons to whom the foregoing restrictions apply are not parties to this Agreement and have access to Confidential Information, Master Licensee agrees to cause all such persons to execute and deliver to Master Licensee and the Company an agreement containing the foregoing restrictions.

      18.5 Rights Upon Termination or Expiration. The parties acknowledge that the interests of Licensees are of utmost importance in the event of early termination of this Agreement. Accordingly, the parties agree to use reasonable efforts to minimize the disruption of the respective businesses of Licensees. In addition to and not in lieu of the parties' rights and obligations under Paragraphs 18.1, 18.2, 18.3 and 18.4 hereof, upon early termination of this Agreement, or upon events giving rise to early termination this Agreement, at the option of Company, exercised by giving written notice to Master Licensee prior to early termination in the case of (a) below and within 10 days after early termination in the case of (b) below:

            (a) Master Licensee shall assign to Company or its designee(s) all of its rights under this Agreement, including the Rights, and any approval, registration, authorization or filing with any governmental authority which is required for the operation of Shoppes in the Territory and held or made in the name of Master Licensee whereupon Company (or such designee) shall expressly assume the obligations of Master Licensee under this Agreement and in respect of the government filings referred to above; and

            (b) in consideration of the payment provided in Paragraph 18.7 hereof, Master Licensee shall assign to Company or its designees all of its rights under the License Agreements for Shoppes operated by Licensees whereupon Company shall expressly assume the obligations of Master Licensee under such License Agreements.

Upon the early termination of this Agreement, if Company does not exercise its option to assume Master Licensee's obligations in respect of any License Agreement, Master Licensee and Company agree to meet and enter into good faith negotiations to determine the terms and conditions for servicing any then existing Licensees for the remainder of the relevant License Agreement. If the parties are unable to agree on such terms and conditions, the servicing of such Licensees shall be determined by informal dispute resolution in accordance with Paragraph 18.8 and failing that, by arbitration in accordance with Paragraph 19.9.


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

      18.6 Closing. Company shall have at least ninety (90) days to prepare for closing the transaction referred to in Paragraph 18.5, and all License Agreements must be transferred free and clear of any liens, charges and encumbrances. Master Licensee shall take any and all actions as may be required by the Legal Requirements, and shall use its best efforts to obtain any governmental authorizations or approvals, to ensure the effectiveness of any assignment made hereunder, as between Master Licensee and Company and as against all third parties, including without limitation, Licensees.

      18.7 Price for Assignment of Licenses. As consideration for the assignments provided for in Paragraph 18.5(b) hereof, Company shall pay Master Licensee a sum to be mutually agreed between the parties. In the event the parties cannot agree on such amount within thirty (30) days after early termination of this Agreement, the price shall be determined by arbitration in accordance with Paragraph 19.9. If Master Licensee terminates this Agreement other than in accordance with Paragraph 17.2, Company shall not be required to make any payment to Master Licensee under this Paragraph 18.7. If Master Licensee terminates this Agreement in accordance with Paragraph 17.2, the amount of the payment to be made by Company under Paragraph 18.5(b) shall be determined by an independent certified public accountant with an internationally recognized accounting firm with offices in the Territory chosen by Company. Such amount shall be binding on the parties.

      18.8 Continuing Obligations. All obligations of Company and Master Licensee which expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied or by their nature expire.

                         ARTICLE 19. GENERAL PROVISIONS

      19.1 Severability. Except as expressly provided to the contrary herein, each section, paragraph, term and condition of this Agreement shall be considered severable and if, for any reason, any provision of this Agreement is held to be invalid, contrary to, or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, arbitrator, agency or tribunal with competent jurisdiction in a proceeding to which Company is a party, that ruling shall apply only to the jurisdiction of such court, arbitrator, agency or tribunal and shall not impair the operation of, or have any other effect upon, such other terms and conditions of this Agreement as may remain otherwise intelligible, which shall continue to be given full force and effect and bind the parties hereto, although any provision held to be invalid shall be deemed not to be a part of this Agreement in such jurisdiction from the earlier of the date on which the time for appeal expires or receipt by Company or Master Licensee of a notice of non-enforcement thereof. Notwithstanding the foregoing, either party may terminate this Agreement if a provision is held invalid or unenforceable that materially and adversely affects the rights or obligations of the party, or substantially diminishes the fundamental benefits of this Agreement for the party.

      19.2 Substitution of Valid Provision. If, under any applicable and binding law or rule, any provision of this Agreement is invalid or unenforceable, the parties shall modify such invalid or unenforceable provision to the extent required to be valid and enforceable.

The parties agree to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which are held to be unenforceable in a final, unappealable ruling, or from reducing the scope of any promise or covenant to the extent required to comply with such ruling.

      19.3 Force Majeure. Neither Company nor Master Licensee shall be liable for loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations results from: (a) windstorms, rains, floods, earthquakes, typhoons, mudslides or other similar natural causes; (b) fires, strikes, embargoes or riot; (c) legal restrictions; or (d) any other similar event or cause beyond the control of the party affected. Any delay resulting from any of such causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable, except that no such cause other than a governmental or judicial order shall excuse payment of amounts owed at the time of such occurrence or payment of the Development Fee, Royalty Fees and other amounts due to Company subsequent to such occurrence.

      19.4 Cumulative Remedies. The rights of Company and Master Licensee hereunder are cumulative and no exercise or enforcement by Company or Master Licensee of any right or remedy hereunder shall preclude the exercise or enforcement by Company or Master Licensee of any other right or remedy hereunder or which Company or Master Licensee is entitled by law to enforce.

      19.5 Attorneys' Fees. If a claim for amounts owed by Master Licensee to Company is asserted in any proceeding before a court of competent jurisdiction or arbitrator, or if Company or Master Licensee is required to enforce this Agreement in a judicial or arbitration proceeding, the party prevailing in such proceeding shall be entitled, subject to applicable Legal Requirements, to reimbursement of its expenses, including reasonable accounting and legal fees.

      19.6 Governing Law. This Agreement and the validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of New York, except to the extent that the laws of the Territory may preempt New York law.

      19.7 Interpretation. The preambles to this Agreement are a part of this Agreement, which constitutes the entire agreement of the parties (all prior representations, negotiations and agreements being merged into this Agreement), and there are no other oral or written understandings or agreements between Company and Master Licensee relating to the subject matter of this Agreement. Except as otherwise expressly provided herein, nothing in this Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity not a party hereto. References to statutory provisions shall be construed as references to those provisions as replaced, amended, modified or re-enacted from time to time. The headings of the several sections and paragraphs hereof are for convenience only and do not define, limit or construe the contents of such sections or paragraphs. This Agreement shall be executed in two (2) counterparts, each of which shall be deemed an original.

      19.8 Informal Dispute Resolution. Prior to filing any arbitration proceeding pursuant to Paragraph 19.9, the party intending to file such a proceeding shall be required to notify the other party in writing of the existence and the nature of any dispute. Company and Master Licensee each agree that within fifteen (15) business days of the other party's receipt of such notice, the Chief Executive Officer or other senior executive officer of both Company and Master Licensee shall meet in Honolulu, Hawaii, in order to attempt to resolve the dispute amicably. If such informal dispute resolution attempts prove to be unsuccessful, the notifying party may initiate an arbitration proceeding as described in Paragraph 19.9.

      19.9 Arbitration. All controversies, disputes or claims arising in connection with, from or with respect to this Agreement which are not resolved within fifteen (15) days after either party shall notify the other in writing of such controversy, dispute or claim, may be submitted for arbitration. Arbitration proceedings shall be conducted in accordance with and shall be subject to the then current Rules of Conciliation and Arbitration of the International Chamber of Commerce in effect from time to time and the arbitration proceedings shall be conducted in Seoul if Company is the claimant and in Boston, Massachusetts if Master Licensee is the claimant. Within 25 days after receipt of the notice referred to above, each party shall select one arbitrator. The two arbitrators shall promptly select a third arbitrator who shall have been an owner or an operator in a management or executive capacity of a food service company that offers and sells its products or services to consumers internationally through franchises or, if no such person can be found, a person who has served as an arbitrator or mediator in disputes involving businesses which offer and sell products and services to consumers internationally. The arbitrators shall have the right to award or include in their award any relief which is deemed proper under the circumstances, including without limitation, money damages (with interest on unpaid amounts from date due), specific performance and injunctive relief. The arbitrators shall issue a written opinion explaining the reasons for the decision and award. The award and decision of the arbitrators shall be conclusive and binding upon all parties hereto and judgment upon the award may be entered in any court of competent jurisdiction. The parties acknowledge and agree that any arbitration award may be enforced against either or both of them in a court of competent jurisdiction and each waives any right to contest the validity or enforceability of such award. The parties further agree to be bound by the provisions of any statute of limitations which would be otherwise applicable to the controversy, dispute or claim which is the subject of any arbitration proceeding initiated hereunder. Without limiting the foregoing, the parties shall be entitled in any such arbitration proceeding to the entry of an order by a court of competent jurisdiction pursuant to an opinion of the arbitrators for specific performance of any of the requirements of this Agreement. In any arbitration proceedings, the prevailing party shall be entitled to be reimbursed for all costs and expenses of the arbitration, including travel costs and reasonable attorney's fees. This provision shall continue in full force and effect subsequent to and notwithstanding expiration or termination of this Agreement. Notwithstanding any provision hereof to the contrary, either party may also seek injunctive and/or any other form of equitable or preliminary relief from any court of competent jurisdiction.

      19.10 Delivery of Notices and Payments. All notices, reports and other information and supporting records permitted or required to be delivered by the provisions of this Agreement shall be delivered to:

Company:                 Friendly's International, Inc.
                         1855 Boston Road,
                         Wilbraham, Massachusetts 01095
                         Tel: 413-543-2400
                         Fax: 413-543-3186
                         Attn: Larry W. Browne

Master Licensee:         Hansung Enterprises Co., Ltd.
                         Hansung Building 88, Samsung-dong
                         Kangnam-gu, Seoul, Korea
                         Tel: 822-511-7887
                         Fax: 822-511-0701
                         Attn: Jong-Kwan Lim,
                         Managing Director, Overseas Business Department

The address of each party for notice may be modified from time to time by notice to the other party. Company shall not be obligated to give any notice to any Affiliate or Licensee, and notice to Master Licensee shall constitute sufficient notice to each Affiliate and Licensee of Master Licensee to which such notice is applicable. Notices shall be deemed so delivered at the time delivered personally by the party giving same to the other party, one (1) business day after sending by telex, cable or comparable electronic system and three (3) business days after sending by air courier service.

      19.11 Waiver. Company and Master Licensee may, by written instrument, unilaterally waive or reduce any obligation of or restriction upon the other under this Agreement, effective upon delivery of written notice thereof to the other or such other effective date stated in the notice of waiver. Any waiver granted by either party shall be without prejudice to any other rights the party have, will be subject to continuing review by the granting party, and may be revoked, in the granting party's sole discretion, at any time and for any reason, effective upon delivery to the other party of ten (10) days' prior written notice. Company and Master Licensee shall not be deemed to have waived or impaired any right, power or option reserved by this Agreement (including, without limitation, the right to demand exact compliance with every term, condition and covenant herein, or to declare any breach thereof to be a default and to terminate this Agreement prior to the expiration of its term), by virtue of any custom or practice of the parties at variance with the terms hereof; any failure, refusal or neglect of Company or Master Licensee to exercise any right under this Agreement or to insist upon exact compliance by the other with its obligations hereunder, including, without limitation, any mandatory specification, standard or operating procedure; any waiver, forbearance, delay, failure or omission by either party to exercise any right, power or option, whether of the same, similar or different nature, with respect to any other Shoppe; or the acceptance by Company of any payments from Master Licensee after any breach by Master Licensee of this Agreement.

      19.12 U.S. Government Regulations. (a) Master Licensee shall not, without the prior written consent of Company, disclose, sublicense or sell any of the information or rights it receives from Company under this Agreement to any person, or any government agency of any nation, if such disclosure, sublicense or sale would be regarded by any governmental agency or department of the U.S. as a breach of the Foreign Assets Control Regulations, 31 C.F.R. Section 500 et seq. (1988), or the Transaction Control Regulations, 31 C.F.R. Section 505 et seq. (1988). Master Licensee shall obtain a similar commitment from each of its Licensees.

      (b) Master Licensee shall refrain from making any payments to third parties which would cause Company to be in violation of the U.S. Foreign Corrupt Practices Act, 15 U.S.C. Sections 78dd-1, 78dd-2 (1988).


      IN WITNESS WHEREOF, the parties hereto have executed, sealed and delivered this Agreement in two (2) counterparts on the Effective Date.


                                       Company:

                                       FRIENDLY'S INTERNATIONAL, INC., a
                                       corporation organized under the laws
                                       of the State of Delaware U.S.A.


                                       By: /s/ Larry W. Browne
                                           ------------------------------------
                                       Title: President and Managing Director


                                       Master Licensee:

                                       HANSUNG ENTERPRISE CO.,
                                       LTD., a corporation organized under the
                                       laws of Korea


                                       By: /s/ [Illegible]
                                           ------------------------------------
                                       Title: President

                                  SCHEDULE 1

                               OWNERSHIP SCHEDULE

The Ownership Schedule for Shoppes described in Paragraph 3.1 shall be as follows:

Master Licensee shall cause the number of Shoppes listed below to be open and operating by the corresponding deadline.

Total Number of Shoppes
Open as of Deadline Date                        Deadline
------------------------                        --------

Year 1:     4                                   December 31, 1997
Year 2:     5                                   December 31, 1998
Year 3:     7                                   December 31, 1999
Year 4:     9                                   December 31, 2000
Year 5:    11                                   December 31, 2001

                                   SCHEDULE 2

                               LICENSING SCHEDULE

The Licensing Schedule for Shoppes described in Paragraph 3.1 shall be as follows:

Master Licensee shall cause Licensees to open the number of licensed Shoppes listed below to be open and operating by the corresponding deadline:

Total number of Shoppes
opened of deadline date                         Deadline
-----------------------                         --------

Year 1:      48                                 December 31, 1997
Year 2:      96                                 December 31, 1998
Year 3:     142                                 December 31, 1999
Year 4:     188                                 December 31, 2000
Year 5:     234                                 December 31, 2001

                                   SCHEDULE 3

                              DISTRIBUTION SCHEDULE

Calendar Year                             Sales Volume (US$)
-------------                             ------------------
Year 1:     1997                               1,163,000
Year 2:     1998                               1,575,000
Year 3:     1999                               2,250,000
Year 4:     2000                               2,340,000
Year 5:     2001                               2,430,000

                                   EXHIBIT A-1

                          LIST OF PROPRIETARY PRODUCTS

Ice cream, frozen yogurt and other frozen desserts and related toppings, muffin and other mixes and batters manufactured by Company from time to time.

                                   EXHIBIT A-2

                        LIST OF NON-PROPRIETARY PRODUCTS

Food products, ingredients, seasonings, mixes, beverages, materials and supplies used in the preparation of Products; menus, paper, glassware, china and plastic products; packaging or other materials, utensils and uniforms.

                                    EXHIBIT B

                                  LIST OF MARKS

                                REPUBLIC OF KOREA


                             Registrations attached.

                [Registration of Friendly's (in Korean) omitted]

                [Registration of Friendly's (in Korean) omitted]

                                    EXHIBIT C

                           FORM OF LICENSE AGREEMENT

                                 to be attached